                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                                 BY AND BETWEEN


                   J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP,
                                   as Borrower

           THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS LENDERS,


                         ING (U.S.) CAPITAL CORPORATION,
                                    as Agent

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,
                               as Servicing Agent


--------------------------------------------------------------------------------
                          Dated as of February 11, 1997
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE 1. CERTAIN DEFINITIONS......................................................................2
         SECTION 1.1   Certain Definitions..........................................................2
         SECTION 1.2   Construction................................................................23
         SECTION 1.3   Accounting Principles.......................................................23
         SECTION 1.4   Reference to and Effect of the Existing Credit Agreement....................23

ARTICLE 2. AMOUNTS AND TERMS OF THE ADVANCES.......................................................24
         SECTION 2.1   The Advances................................................................24
         SECTION 2.2   The Settlement Advances and Settlement Differential Advances; Use of
                       Proceeds....................................................................24
         SECTION 2.3   [INTENTIONALLY OMITTED].....................................................25
         SECTION 2.4   [INTENTIONALLY OMITTED].....................................................25
         SECTION 2.5   Overhead Expenses...........................................................25
         SECTION 2.6   Making the Advances.........................................................25
         SECTION 2.7   Fees........................................................................30
         SECTION 2.8   Reduction of the Commitment.................................................30
         SECTION 2.9   Revolving Loan Notes; Repayment of the Advances.............................31
         SECTION 2.10  Optional Prepayments........................................................34
         SECTION 2.11  Mandatory Prepayments.......................................................35
         SECTION 2.12  Interest....................................................................35
         SECTION 2.13  (a) Funding Indemnification.................................................37
         SECTION 2.14  Payments and Computations...................................................37
         SECTION 2.15  Payment on Non-Business Days................................................39
         SECTION 2.16  Pro Rata Treatment of Lenders...............................................39

ARTICLE 3. CONDITIONS OF LENDING...................................................................39
         SECTION 3.1   Condition Precedent to Initial Advance......................................39
         SECTION 3.2   Conditions Precedent to All Advances........................................41

ARTICLE 4. REPRESENTATIONS AND WARRANTIES..........................................................42
         SECTION 4.1   Representations and Warranties of the Borrower..............................42
         SECTION 4.2   Additional Representations and Warranties of the Borrower with Respect to
                       Settlements.................................................................45

ARTICLE 5. COVENANTS OF THE BORROWER...............................................................47
         SECTION 5.1   Affirmative Covenants.......................................................47
         SECTION 5.2   Negative Covenants..........................................................52

ARTICLE 6. EVENTS OF DEFAULT.......................................................................55
         SECTION 6.1   Events of Default...........................................................55
         SECTION 6.2   Remedies....................................................................57


                                                                                                 Page
                                                                                                 ----
ARTICLE 7. MISCELLANEOUS...........................................................................58
         SECTION 7.1   Amendments, Etc.............................................................58
         SECTION 7.2   Notices, Etc................................................................59
         SECTION 7.3   No Waiver; Remedies.........................................................59
         SECTION 7.4   Accounting Terms............................................................60
         SECTION 7.5   Costs, Expenses and Taxes; Indemnification..................................60
         SECTION 7.6   Right of Set-off; Ratable Payments; Relations Among Lenders.................61
         SECTION 7.7   Binding Effect..............................................................61
         SECTION 7.8   Effect on Limited Partners..................................................62
         SECTION 7.9   GOVERNING LAW...............................................................62
         SECTION 7.10  Section Headings............................................................62
         SECTION 7.11  Tax Characterization........................................................62
         SECTION 7.12  Execution...................................................................62

ARTICLE 8. THE AGENT...............................................................................63
         SECTION 8.1   Appointment; Nature of Relationship.........................................63
         SECTION 8.2   Powers......................................................................63
         SECTION 8.3   General Immunity............................................................63
         SECTION 8.4   No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.63
         SECTION 8.5   Action on Instructions of Lenders...........................................64
         SECTION 8.6   Employment of Agents and Counsel............................................64
         SECTION 8.7   Reliance on Documents; Counsel..............................................64
         SECTION 8.8   The Agent's Reimbursement and Indemnification...............................64
         SECTION 8.9   Rights as a Lender..........................................................65
         SECTION 8.10  Lender Credit Decision......................................................65
         SECTION 8.11  Successor Agent.............................................................65
         SECTION 8.12  Collateral Documents........................................................66

ARTICLE 9. THE SERVICING AGENT.....................................................................66
         SECTION 9.1   Appointment; Nature of Relationship.........................................66
         SECTION 9.2   Powers......................................................................66
         SECTION 9.3   General Immunity............................................................66
         SECTION 9.4   No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.66
         SECTION 9.5   Action on Instructions of Lenders...........................................67
         SECTION 9.6   Employment of Agents and Counsel............................................67
         SECTION 9.7   Reliance on Documents; Counsel..............................................67
         SECTION 9.8   The Servicing Agent's Reimbursement and Indemnification.....................67
         SECTION 9.9   Rights as a Lender..........................................................68
         SECTION 9.10  Successor Servicing Agent...................................................68

                                    SCHEDULES
                                    ---------

Schedule I    --   Lock Boxes, Lock-Box Banks, and Collection Accounts
Schedule II   --   Material Contracts and Other Commitments of the Borrower
Schedule III  --   Closing Costs
Schedule IV   --   Closing Date Advances
Schedule V    --   Designated Annuity Funding Companies
Schedule VI   --   Benefit Plans

                                    EXHIBITS
                                    --------

EXHIBIT A     --   Form of Notice of Purchase
EXHIBIT B     --   Form of Notice of Direction of Payment
EXHIBIT C     --   Form of Notice of Borrowing
EXHIBIT D     --   Form of Notice of Continuation/Conversion
EXHIBIT E     --   Eligible Settlement Purchase Procedures
EXHIBIT F     --   Form of Borrowing Base Certificate
EXHIBIT G     --   Form of Lock-Box Agreement
EXHIBIT H     --   Form of Amended and Restated Revolving Loan Note
EXHIBIT I     --   Form of Amended and Restated Security Agreement
EXHIBIT J     --   Form of Purchase Agreement
EXHIBIT K     --   Commitments
EXHIBIT L     --   Form of Servicing Agent Note
EXHIBIT M     --   Form of Monthly Report

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the, "Agreement") is made as of February 11, 1997 by and between J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the institutions from time to time party hereto as Lenders, ING (U.S.) CAPITAL CORPORATION ("ING Capital"), in its capacity as contractual representative for itself and the other Lenders (the "Agent"), and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as servicing agent (the "Servicing Agent").

                                    RECITALS

     WHEREAS, the Borrower and ING Baring (U.S.) Capital Markets, Inc. (formerly known as Internationale Nederlanden (U.S.) Capital Markets, Inc., the "Original Lender") entered into that certain Revolving Credit Agreement dated as of August 25, 1995 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), pursuant to which the Original Lender agreed to make loans and other financial accommodations to the Borrower to facilitate the Borrower's purchases of Settlements (as hereinafter defined);

     WHEREAS, the Original Lender has assigned all of its rights and obligations with respect to the Existing Credit Agreement to the Agent, and the Agent has agreed to assume all such rights and obligations with respect to the Existing Credit Agreement, pursuant to the Assignment Agreement;

     WHEREAS, the Borrower, the Agent, the Servicing Agent and the Lenders have agreed to enter into this Agreement in order, among other things, (i) to amend, restate and consolidate the Existing Credit Agreement in its entirety and (ii) to set forth the terms and conditions under which the Lenders will hereafter extend loans and make other financial accommodations to or for the benefit of the Borrower;

     WHEREAS, it is the intent of the Borrower, the Agent, the Servicing Agent and the Lenders that this Agreement set forth new terms for the repayment and performance of the Borrower's obligations under the Existing Credit Agreement and this Agreement, it being the intent of the parties hereto that, from and after the satisfaction of the conditions precedent set forth in Section 3.1 hereof, such obligations shall be governed by this Agreement; and

     WHEREAS, it is the intent of the Borrower, the Agent, the Servicing Agent and the Lenders that this Agreement be merely an amendment, restatement and consolidation of the Existing Credit Agreement and not constitute a novation of the indebtedness thereunder;

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1. CERTAIN DEFINITIONS

     SECTION 1.1 Certain Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Adjusted Base Rate" shall mean on any date, the Base Rate plus the Base Rate Spread.

     "Advance" shall mean any advance by any Lender, or by the Servicing Agent on behalf of any Lender to the Borrower, whether a Settlement Advance or a Settlement Differential Advance, made pursuant to Article 2 of this Agreement or
Article II of the Existing Credit Agreement (including without limitation, a Settlement Advance and a Settlement Differential Advance), consisting of a Fixed-Rate Advance and/or a Floating-Rate Advance (each of which shall be a "Type" of Advance).

     "Advance Documents" shall mean this Agreement, the Revolving Loan Notes, the Security Agreement, the Lock-Box Agreements, the Fee Letter and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time hereafter in accordance herewith or therewith, and "Advance Document" shall mean any of the Advance Documents.

     "Affiliate" as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of such Person, or (iii) 10% or more of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used herein, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests, membership, voting rights, governing boards, committees, divisions or other bodies, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

     "Agent" shall mean ING Capital in its capacity as contractual representative for itself, the Servicing Agent and the Lenders pursuant to
Article 8 hereof and any successor Agent appointed pursuant to Article 8 hereof.

     "Agent's Account" shall mean the Agent's bank account at The Chase Manhattan Bank, ABA No. 021-000-021, Account No. 9301035763, for the account of ING (U.S.) Capital Corporation, or such other account as may be designated by the Agent from time to time by notice to the Borrower and the Servicing Agent.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, including all schedules and exhibits hereto.

     "Agreement of Limited Partnership" shall mean the Agreement of Limited Partnership of J.G. Wentworth S.S.C. Limited Partnership among James Delaney, Gary Veloric, Michael Goodman, ING Capital (as successor by assignment to Internationale Nederlanden (U.S.) Capital Markets, Inc.), Stone International, LLC, and the General Partner, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

     "A.M. Best" shall mean the A.M. Best Company or its successor.

     "Approved Working Capital Budget" has the meaning assigned to such term in
Section 2.5.

     "Approved Asset Securitization Transaction" shall mean any Asset Securitization Transaction arranged, agented, sponsored or approved by ING Capital.

     "Asset Securitization Transaction" shall mean any financing arrangement entered into by the Borrower or any of its Affiliates (other than under this Agreement) pursuant to which the Borrower is required to sell or pledge any interests in a material portion of the Collateral hereunder to secure or provide for the payment of amounts owing by the Borrower or such Affiliate to the provider of such credit or in respect of securities issued by the Borrower, such Affiliate or any other third-party credit provider and backed by such Collateral.

     "Assignment Agreement" shall mean that certain Assignment and Acceptance, dated as of February 11, 1997, between ING Baring (U.S.) Capital Markets, Inc. (formerly known as Internationale Nederlanden (U.S.) Capital Markets, Inc.) and ING (U.S.) Capital Corporation and acknowledged by the General Partner, James Delaney, Gary Veloric, Michael Goodman, and Stone International, LLC.

     "Authorized Officer" shall mean any of Gary Veloric, James Delaney, Al Kelly and/or Stanley Moskowitz.

     "Base Rate" shall mean, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Chemical Bank Prime Rate and (ii) the Citibank Prime Rate.

     "Base Rate Spread" shall mean the rate of interest per annum referred to in the definition of "Adjusted Base Rate" and set forth in the Fee Letter.

     "Borrower's Account" shall mean the Borrower's bank account at PNC Bank, National Association, ABA No. 8611078428, Account No. 031000053 for the account of the Borrower or such other account as may be designated by the Borrower from time to time by notice to the Servicing Agent, the Agent and the Lenders.

     "Borrowing Base" shall mean, on any date of determination, (a) the aggregate for all Purchased Settlements which are Eligible Settlements of (i) the Value of each Purchased Settlement which is an Eligible Settlement on such date minus (ii) the Settlement Concentration Amount with respect to such Purchased Settlement, minus (b) the aggregate of the Designated Annuity Funding Company Concentration Amounts on such date, minus (c) the Post-Asset Securitization Annuity Provider Concentration Amount on such date.

     "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit F hereto delivered with each Notice of Borrowing and at the times specified in Sections 3.1, 3.2 and 5.1(c).

     "Borrowing/Conversion Date" shall mean, with respect to any Advance, the date of the making of such Advance or the Continuation or Conversion of the same, which date shall in any case be a Business Day.

     "Breakage Costs" shall mean, with respect to (a) any voluntary or mandatory prepayment of any Fixed-Rate Advance pursuant to Section 2.10 or Section 2.11 or
(b) a failure by the Borrower, for any reason, to borrow any proposed Fixed-Rate Advance on the date specified in the applicable Notice of Borrowing (including without limitation, as a result of the Borrower's failure to satisfy any conditions precedent to such borrowing), the resulting loss, cost or expense incurred by any Lender, the Agent or the Servicing Agent, including, but not limited to, any loss, cost or expense incurred in liquidating or employing deposits from third parties; provided, however, that any such Lender, the Agent or the Servicing Agent shall use its best efforts to minimize such loss or expense and shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     "Business Day" shall mean any day other than a Saturday or Sunday or other day upon which banks are authorized or required to close in New York City; provided, however, that when used with respect to the ING CoF, the term "Business Day" shall be deemed to mean a day of the year on which dealings are carried on in the London interbank market and banks are open in London and not authorized or required to be closed in New York City.

     "Capitalization Rate" shall mean, with respect to any Settlement, at the time of purchase of such Settlement by the Borrower, the Purchase Yield for such Settlement minus the Rate Differential.

     "Chemical Bank Base Rate" shall mean the rate designated by Chemical Bank from time to time as its prime rate in the United States, such rate to change as when such designated rate changes. The Chemical Bank Base Rate is not necessarily the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to its customers.

     "Citibank Base Rate" shall mean the rate designated by Citibank, N.A. from time to time as its prime rate in the United States, such rate to change as when such designated rate changes. The Citibank Base Rate is not necessarily the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to its customers.

     "Claim Group" shall mean either the Base Rate Claim Group, the Matched Claim Group or the Unmatched Claim Group.

     "Closing Costs" shall mean, with respect to a Settlement, the estimate of closing costs and expenses in respect thereof set forth in Schedule III hereto, including, but not limited to, broker commissions, overnight mail charges, courier fees, legal fees, expenses related to credit reports, and UCC filing fees.

     "Closing Date" shall mean February 11, 1997.

     "Collateral" shall mean the property of the Borrower in which security interests are granted to the Agent pursuant to the Security Agreement.

     "Collection Account" shall mean a bank account described in Schedule I hereto and/or any other bank account from time to time hereafter designated by the Borrower as a Collection Account in accordance with the terms hereof and of the Security Agreement and in respect of which a Lock-Box Agreement executed by all of the parties thereto shall have been delivered to the Agent in accordance with the terms hereof and thereof.

     "Collection Period" shall mean the calendar month immediately preceding a Monthly Payment Date.

     "Collections" shall mean, with respect to any Purchased Settlement, all cash collections and other cash proceeds thereof, including, but not limited to, any interest earned on such amounts while on deposit in the Collection Account. "Collections" shall be deemed to include any amounts payable to the Borrower under any interest rate swap agreement, cap, collar, or floor agreement or other interest rate management device entered into in connection with this Agreement.

     "Commitment" shall mean, for each Lender, the obligation of such Lender to fund Advances pursuant to Article 2 not exceeding the amount set forth on Exhibit K to this Agreement opposite its name thereon, as such amount may be modified from time to time pursuant to the terms of this Agreement. As of the Closing Date, the aggregate amount of the Commitments of the Lenders shall be equal to $105,000,000.

     "Commitment Termination Date" shall mean the earliest to occur of (i) the date of the reduction of the Commitments of all of the Lenders to zero or the termination of all of the Lenders' Commitment, in either case, pursuant to
Section 2.8, (ii) the declaration or automatic occurrence of the Commitment Termination Date or the Facility Termination Date pursuant to Section 6.2(a), or
(iii) August 25, 1998.

     "Continue," "Continuation," and "Continued" each refers to the continuation of an Advance of one Type as an Advance of that same Type pursuant to Section 2.6(b).

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended from time to time.

     "Convert", "Conversion" and "Converted" each refers to a conversion of an Advance of one Type into an Advance of another Type pursuant to Section 2.6(b).

     "Credit Report" shall mean a consumer credit report in respect of a Person based upon such Person's social security number, from such firms or institutions as the Agent may from time to time select and notify to the Borrower.

     "Daily Settlement Option" shall have the meaning assigned to such term in
Section 2.6(d) hereof.

     "Default Rate" shall mean, as of any date of determination, a rate of interest per annum equal to (a) with respect to any outstanding Advance, the Interest Rate otherwise then applicable to such Advance plus two percent (2.0%), and (b) with respect to any other outstanding Obligations hereunder, the Adjusted Base Rate then in effect plus two percent (2.0%).

     "Delaware ULPA" shall mean the Delaware Uniform Limited Partnership Act (6 Del. C. (section) 17-101, et seq.), as the same may be amended or supplemented from time to time, and any successor statute.

     "Delinquency Ratio" shall mean with respect to Settlements, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate of the Values of all Purchased Settlements that were Delinquent Settlements on such date, by (ii) the aggregate of the Values on such date of all Purchased Settlements.

     "Delinquent Settlement" shall mean any Settlement as to which any payment of a Periodic Payment thereunder remains unpaid sixty (60) days after the day such Periodic Payment is due.

     "Designated Annuity Funding Company" shall mean an Insurer issuing an annuity contract related to a Purchased Settlement described under the caption "Background" in the Purchase Agreement.

     "Designated Annuity Funding Company Concentration Amount" shall mean, for any Designated Annuity Funding Company, the excess, if any, of the Values of all of the Purchased Settlement that are Eligible Settlements related to such Designated Annuity Funding Company over the Designated Annuity Funding Company Concentration Limit for such Designated Annuity Funding Company.

     "Designated Annuity Funding Company Concentration Limit" shall mean, for any Designated Annuity Funding Company, (a) in the case of a Designated Annuity Funding Company listed on Schedule V hereto, the lesser of (x) $15,000,000 and
(y) twenty percent (20%) of the aggregate Value of all Purchased Settlements which are Eligible Settlements, and (b) in the case of any other Designated Annuity Funding Company, $5,000,000. The Agent (with the consent of the Supermajority Lenders, which consent shall not unreasonably be withheld) is hereby irrevocably authorized to amend Schedule V from time to time in its commercially reasonable discretion; provided, however, that in the event that the Agent elects to remove any Designated Annuity Funding Company listed thereon, the Designated Annuity Funding Company Concentration Limit with respect to such Designated Annuity Funding Company shall be equal to the lesser of (i) $15,000,000 and (ii) the aggregate Values of all Purchased Settlements that are Eligible Settlements related to such Designated Annuity Funding Company at such time.

     "Discretionary Non-Ratable Advance" has the meaning assigned to such term in Section 2.6(c)(iii) (it being understood and agreed that the Servicing Agent shall not make any Discretionary Non-Ratable Advance except in the event one or more Lenders have notified the Servicing Agent of its intent to fund the aggregate amount of any such requested Discretionary Non- Ratable Advance, such determination to fund any requested Discretionary Non-Ratable Advance to be made in the sole discretion of each such Lender).

     "Discretionary Non-Ratable Advance Borrowing Base" shall mean at any time, the aggregate Values of all Purchased Settlements purchased with the proceeds of any Discretionary Non-Ratable Advance.

     "Dollar", "Dollars", "U.S. Dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

     "Duration" shall mean as of the date of determination for any Settlement, an amount equal to (x) the sum of the products for each future payment of such Settlement of (i) the present value of such payment discounted at the applicable Capitalization Rate to such date of determination, multiplied by (ii) the number of years (or portions thereof calculated on a basis of a 360 day year) preceding such payment, divided by (y) the aggregate present value of all payments scheduled under such Settlement discounted by the applicable Capitalization Rates to such date of determination.

     "Eligible Settlement" shall mean a Settlement:

          (i) which is not a Delinquent Settlement;

          (ii) the Purchase Price of which does not exceed its Value at the time of purchase;

          (iii) which is based on an actual and bona fide personal injury or physical sickness claim;

          (iv) which is denominated and payable only in U.S. Dollars;

          (v) which is a "general intangible" within the meaning of the UCC of the state in which the Seller has its principal place of business, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper;

          (vi) which is payable by an Obligor, whether or not funded with a Qualified Annuity and (A) if funded with a Qualified Annuity, the Designated Annuity Funding Company, or (B) if not funded with a Qualified Annuity, the Obligor, shall not, in either case, be the subject of any Insolvency Event;

          (vii) in the event the Insurer or other Person obligated to make Periodic Payments thereunder has purchased an annuity contract to fund the payment obligations of such Insurer or other Person, as the case may be, such annuity contract was issued by a Designated Annuity Funding Company;

          (viii) which is not subject to court approval, does not arise from a court judgment and is not subject to appeal;

          (ix) in the event the Seller was married at the time the Settlement Agreement was executed, the Purchased Settlement, the Purchase Agreement and any related documents are signed by such Seller's spouse;

          (x) with respect to which there is no payor that is primarily liable on such Purchased Settlement other than the Obligors identified as such by the Seller;

          (xi) which is not the subject of any action, suit, investigation, proceeding or dispute (pending or threatened), rescission, recoupment, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by any Obligor, any Settlement Counterparty, the Seller, or any Designated Annuity Funding Company related to such Settlement or any other person;

          (xii) which is not governed by the law of a state which restricts per se the assignability of proceeds of settlements or insurance policies obtained in connection with settlements;

          (xiii) which neither the Borrower nor the Servicer has compromised, adjusted or modified (including by extension of time of payment or the granting of any discounts, allowances or credits, other than in the ordinary course of Borrower's business consistent with past practices or as otherwise approved by the Agent and the Supermajority Lenders in writing in each of the foregoing's respective commercially reasonable discretion);

          (xiv) neither the terms of which or the assignment of which contravenes in any material respect any laws, rules or regulations applicable thereto and as to which no party thereto is in violation of any such law, rule or regulation in any material respect;

          (xv) which complies with such other criteria and requirements as the Agent may from time to time in its commercially reasonable credit judgment specify (with the prior consent of the Supermajority Lenders) to the Borrower following thirty (30) days' notice, which other criteria and requirements shall be based on the existence or occurrence of any factors to be specified by the Agent (with the prior consent of the Supermajority Lenders), in such notice, which, in the commercially reasonably credit judgment of the Agent materially impair the composition, quality or the prospects of collection of such Settlement;

          (xvi) as to which at the time of acquisition by the Borrower the Agent has not notified the Borrower that the Agent has determined, in its sole commercially reasonable discretion, that such Settlement is unacceptable for purchase by the Borrower;

          (xvii) with respect to which, all of the conditions precedent set forth in the Purchase Agreement have been satisfied;

          (xviii) with respect to which, all of the Eligible Settlement Purchase Procedures have been completed;

          (xix) any Obligor of which, or, if funded by a Qualified Annuity, the Designated Annuity Funding Company, at the time of the purchase of such Settlement by the Borrower, is rated at least "Baa3" by Moody's, "BBB-" by S&P or "A-" by A.M. Best, or the Borrower's purchase of which has been pre-approved by the Agent, and the Supermajority Lenders on written notice from the Borrower given by telephone, confirmed in writing (whether by telecopy, telex or otherwise) in substantially the form of a Notice of Purchase;

          (xx) as to which (a) the Borrower has obtained a good and indefeasible ownership interest in the rights of the Seller to receive Periodic Payments with respect thereto, subject to no other Liens (other than in favor of the Agent or the Lenders pursuant hereto and the Security Agreement) and (b) the Agent has obtained a first priority perfected security interest in the Borrower's rights therein;

          (xxi) with respect to which all documents required to be contained in the related Settlement Package have been received by the Servicer (such receipt to be confirmed by the Servicer by notice thereof to the Agent), in satisfactory form and in compliance with the requirements of this Agreement;

          (xxii) in the event such Settlement is a Non-Guaranteed Settlement, the Borrower shall have complied with the requirements of Section 4.2(o); provided, however, that with respect to any Non-Guaranteed Settlement that does not comply with the requirement of Section 4.2(o)(ii), the non-guaranteed Periodic Payments portion of such Non-Guaranteed Settlement shall be deemed ineligible pursuant to this clause (xxii); and

          (xxiii) with respect to which Collections have been directed to (x) a Lock-Box or Lock-Box Account in respect of which a Lock-Box Agreement shall have been obtained or (y) the Collection Account, in each case, pursuant to the terms hereof and of the Security Agreement.

     "Eligible Settlement Purchase Procedures" shall mean the procedures set forth in Exhibit E hereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute, and the rules and regulations thereunder, as from time to time in effect.

     "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership, trade or business described in clause
(ii) above.

     "Event of Default" shall mean any of the Events of Default described in
Section 6.1.

     "Existing Credit Agreement" shall have the meaning assigned to such term in the Recitals to this Agreement.

     "Facility Termination Date" shall mean the earlier to occur of (i) the declaration or automatic occurrence of the Facility Termination Date pursuant to
Section 6.2(a) and (ii) the Projected Collection Date.

     "Fee Letter" shall mean that certain amended and restated letter agreement, dated as of February 11, 1997, between the Borrower and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

     "Fixed Rate" shall mean, for any Fixed-Rate Advance, with respect to the related Fixed-Rate Interest Period, a fixed rate of interest per annum equal to the ING CoF for such period, plus the Fixed-Rate Spread. The Fixed Rate for any Fixed-Rate Interest Period for a Fixed-Rate Advance shall be determined by the Agent two (2) Business Days prior to the first day of such period.

     "Fixed-Rate Advance" shall mean an Advance which bears interest as provided in 2.12(a)(ii).

     "Fixed-Rate Interest Period" shall mean, with respect to any Settlement Advance, the period commencing on the date on which such Advance is made or is Converted or Continued as a Fixed-Rate Advance and ending on such date as shall be selected by the Borrower and agreeable to the Agent, in each case, subject to the following provisions:

          (i) If the Interest Rate at which such Advance is to accrue interest is determined by reference to the LIBOR, such Fixed-Rate Interest Period shall be any number of months not exceeding 12;

          (ii) If a Fixed-Rate Interest Period would otherwise expire on a day other than a Business Day, the last day of such Fixed-Rate Interest Period shall be extended to occur on the immediately succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then the last day of such Fixed-Rate Interest Period shall be deemed to occur on the immediately preceding Business Day;

          (iii) If the Interest Rate at which such Advance is to accrue interest is determined by reference to LIBOR and such Fixed-Rate Interest Period commences on the last Business Day in a calendar month or on a day for which there is no numerically corresponding day in the calendar month in which such Fixed-Rate Interest Period is to expire, the last day of such Fixed-Rate Interest Period shall be deemed to occur on the last Business Day of the calendar month in which such Fixed-Rate Interest Period is to expire; and

          (iv) No Fixed-Rate Interest Period may be scheduled to expire later than the Projected Collection Date.

     "Fixed-Rate Spread" shall mean the rate of interest per annum which is referred to in the definition of "Fixed Rate" as set forth in the Fee Letter.

     "Floating-Rate Advance" shall mean an Advance which bears interest as provided in Section 2.12(a)(i).

     "GAAP" shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants and the Agent concur) both as to classification of items and amounts.

     "General Partner" shall mean the Person or Persons then acting as the general partner or general partners of the Borrower. As of the Closing Date, the "General Partner" is J.G. Wentworth Structured Settlement Funding Corporation.

     "Governmental Authority" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Indebtedness" shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be in accordance with GAAP recorded as capital leases; (vii) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed; or (x) unvested pension obligations.

     "ING Capital" shall mean ING (U.S.) Capital Corporation, and its successors and assigns.

     "ING CoF" shall mean, with respect to a Fixed-Rate Advance, (a) the Fixed-Rate Interest Period of which is greater than one year, the applicable Swap Rate, and (b) in all other cases, LIBOR, as applicable.

     "Insolvency Event" shall mean, with respect to any Person, (i) such Person generally shall not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law related to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) such Person shall take any action to authorize any of the actions set forth in clause (i) herein.

     "Insurer" shall mean, with respect to any Settlement, any insurance company or other Person which is qualified to underwrite insurance and is under an obligation to make Periodic Payments with respect to such Settlement and any assignee of such obligations pursuant to a Qualified Assignment.

     "Interest Rate" shall mean, unless the context otherwise requires, the Adjusted Base Rate or a Fixed Rate.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

     "Issuing Vehicle" has the meaning assigned to such term in Section
5.2(a)(4).

     "Issuing Vehicle Securities" has the meaning assigned to such term in
Section 5.2(a)(4).

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

     "Lenders" shall mean the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "LIBOR" shall mean, with respect to a Fixed-Rate Advance with a Fixed-Rate Interest Period no greater than one year, the rate of interest per annum determined by the Derivatives and Treasury Department of the Agent's New York office and communicated to the Servicing Agent to be equal to the rate for deposits in Dollars in a principal amount approximating the principal amount of such Advance for a period approximating the related Fixed-Rate Interest Period as quoted on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) and adjusted to reflect subsequent changes in prevailing interest rates; provided, if the related Fixed-Rate Interest Period is in excess of three months, such rate shall be adjusted by the Agent to account for the quarterly payment of interest on the unpaid principal amount of the Advance by the Borrower as required by Section 2.12(b).

     "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     "Life Insurance Carrier" shall mean any insurance carrier providing the required life insurance policy pursuant to the requirements of Section 4.2(o) hereof.

     "List of Closing Documents" shall mean a list of agreements, documents, and instruments related to the initial Advance under this Agreement which has been agreed upon by the Borrower and Lender.

     "Lock-Box" shall mean a Lock-Box described in Schedule I hereto and/or any other lock-box from time to time hereafter designated by the Borrower as a Lock-Box in accordance with the terms hereof and of the Security Agreement and in respect of which a Lock-Box Agreement executed by all of the parties thereto shall have been delivered to the Agent in accordance with the terms hereof and thereof.

     "Lock-Box Agreement" shall mean an agreement substantially in the form of Exhibit G hereto by and among the Borrower, the Agent, and a depositary institution acceptable to the Agent.

     "Lock-Box Bank" shall mean the bank(s) described in Schedule I hereto at which any Lock-Box or the Collection Account is maintained or any other bank from time to time hereafter designated by the Borrower as a Lock-Box Bank in accordance with the terms hereof and of the Security Agreement and which has executed and delivered a Lock-Box Agreement to the Agent with respect to all such Lock-Boxes and/or the Collection Account maintained with it as required pursuant hereto and/or to the Security Agreement.

     "Match Funded" shall mean, with respect to any Fixed-Rate Advance, that the last day of the Fixed Rate Interest Period to which such Advance is allocated shall be scheduled to occur no more than two weeks prior to the date the final Periodic Payment in respect of the Purchased Settlement relating to such Advance is scheduled to be made.

     "Matched Claim Group" shall mean, at any time, those Purchased Settlements with respect to which the cash flows have been allocated to Fixed-Rate Interest Periods ending within five (5) days of the final scheduled Periodic Payment of such Purchased Settlements.

     "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of, or the Borrower's ability to perform its obligations under, this Agreement or any other Advance Document, (b) is or could reasonably be expected to be material and adverse to the businesses, properties, assets, financial condition, results of operations or prospects of the Borrower, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its Obligations hereunder and under the other Advance Documents,
(d) impairs materially or could reasonably be expected to impair materially the ability of the Agent, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Advance Document or (e) impairs or could reasonably be expected to impair materially the collectibility of any Settlement.

     "Material Adverse Effect" shall mean any circumstance or event that could result in a Material Adverse Change.

     "Monthly Payment Date" shall mean the tenth (10th) day of each month, or if such day is not a Business Day, the next succeeding Business Day.

     "Monthly Payment Period" shall mean any period commencing on a Monthly Payment Date and ending on the day immediately preceding the following Monthly Payment Date.

     "Monthly Report" shall have the meaning assigned such term in Section 5.1(c)(i).

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

     "Multiemployer Plan" shall mean a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Pool Weighted Average Yield" shall mean as of the date of determination, with respect to Settlements which are Eligible Settlements, a rate of interest per annum equal to the weighted average on such date of the Capitalization Rates based on the Values of such Settlements minus one-tenth of one percent (0.10%).

     "Non-Guaranteed Settlement" shall mean any Settlement in respect of which any portion of the Periodic Payments purchased under any Purchase Agreement are scheduled to be made after any guaranteed payment period pursuant to the applicable Settlement Agreement.

     "Notice of Borrowing" has the meaning assigned to such term in Section 2.6(a).

     "Notice of Continuation/Conversion" has the meaning assigned to such term in Section 2.6(b).

     "Notice of Direction of Payment" shall mean a notice of direction of payment executed by the Seller with respect to a Settlement in substantially the form of Exhibit B hereto, pursuant to which the Seller notifies its related Obligors, or, if funded with a Qualified Annuity, the related Designated Annuity Funding Company, as applicable, by certified mail or reputable overnight courier of the redirection of payments to be made in accordance with the Settlement.

     "Notice of Purchase" shall mean a notice substantially in the form of Exhibit A hereto.

     "Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent, the Servicing Agent, or any Lender by the Borrower of any kind or nature, present or future, arising under this Agreement, the Existing Credit Agreement, the Revolving Loan Notes, the Security Agreement, the Fee Letter, any of the other Advance Documents, or other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing and to which the Borrower is a party, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes, without limitation, the principal amount of all Advances, together with interest, charges, expenses, fees, attorneys' and paralegals' fees and expenses, any other sums chargeable to the Borrower under this Agreement or any other Advance Document pursuant to which it arose.

     "Obligor" shall mean any party obligated to make Periodic Payments under any Settlement Agreement (including any Qualified Assignment or any other assignment thereof), including, without limitation, any Settlement Counterparty, any Qualified Assignee, and any Life Insurance Carrier obligated in respect of a Non-Guaranteed Settlement.

     "Original Lender" shall have the meaning assigned to such term in the Recitals hereto.

     "Overhead Expenses" has the meaning assigned to such term in Section 2.5.

     "Partner" has the meaning assigned to such term in the Delaware ULPA.

     "Payment Contracts" has the meaning assigned to such term in Section 5.2(a)(1).

     "Payment Contracts Buyer" has the meaning assigned to such term in Section 5.2(a)(3).

     "Payment Contracts Seller" has the meaning assigned to such term in Section 5.2(a)(2).

     "Periodic Payments" shall mean, with respect to a Settlement, all payments from time to time due to be paid by an Obligor or a Designated Annuity Funding Company on behalf of each Obligor pursuant to the terms of such Settlement.

     "Permitted Indebtedness" shall mean:

          (a) Indebtedness under the Advance Documents; and

          (b) Other Indebtedness incurred in the ordinary course of the Borrower's business but not to exceed $1,000,000 at any time outstanding and otherwise permitted to be incurred pursuant to Section 5.2.

     "Permitted Liens" shall mean:

          (a) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

          (b) pledges or deposits made in the ordinary course of business and to the extent required by Law to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

          (c) Liens in favor of the Agent; and

          (d) purchase money security interests on the equipment of the Borrower securing no more than 100% of the purchase price of the equipment purchased with the proceeds of any purchase money Indebtedness, to the extent such Indebtedness is Permitted Indebtedness hereunder.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint-stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

     "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Subsidiary may have any liability.

     "Pool Weighted Average Duration" shall mean as of the date of determination, an amount equal to the sum of the following amounts calculated for each Eligible Settlement as follows: for each Eligible Settlement, the Duration of such Settlement, multiplied by (x) the sum of all future payments scheduled under such Settlement, divided by (y) the sum of all future payments scheduled under each Eligible Settlement.

     "Post-Asset Securitization Annuity Provider Concentration Amount" shall mean, at any time, the amount by which (i) the aggregate Values of all Eligible Settlements the Designated Annuity Funding Company related to which is neither a Tier One Designated Annuity Funding Company nor a Tier Two Designated Annuity Funding Company exceeds (ii) the Post-Asset Securitization Annuity Provider Concentration Limit, in each case, at such time.

     "Post-Asset Securitization Annuity Provider Concentration Limit" shall mean, at any time from and after the date upon which the Borrower shall enter into any Asset Securitization Transaction, an amount equal to the lesser of (i) ten percent (10%) of the aggregate Value of all Purchased Settlements that are Eligible Settlements at such time and (ii) the Tangible Net Worth of the Borrower at such time.

     "Potential Default" shall mean any event or condition which with notice, passage of time or both would constitute an Event of Default.

     "Present Value Differential" shall mean as of the date of determination, in respect of each Purchased Settlement that is an Eligible Settlement, an amount equal to (a) the Value of such Settlement on such date minus (b) the Purchase Price of such Settlement.

     "Projected Collection Date" shall mean as of any date of determination, the scheduled date of the last scheduled Periodic Payment in which the Borrower has acquired an interest in respect of all Purchased Settlements.

     "Purchase Agreement" shall mean, with respect to a Settlement, each agreement in the form of Exhibit J hereto entered into between a Seller and the Borrower pursuant to which the Seller sells, assigns and conveys all of its right, title and interest in the Settlement to which it is a party, and all amounts due with respect thereto, to the Borrower.

     "Purchased Settlement" shall mean any Settlement (together with the Notice of Direction of Payment executed by the Seller with respect thereto) that has been or will be acquired by the Borrower with the proceeds of an Advance pursuant to the procedure described in Section 2.6.

     "Purchase Price" shall mean, with respect to any Purchased Settlement, the aggregate amount paid by the Borrower for the Settlement to the Seller from whom such Settlement was purchased plus the amount of the Closing Costs.

     "Purchase Yield" shall mean, with respect to any Purchased Settlement, as calculated as of the date of purchase of such Settlement on a per annum basis, the discount rate at which the Borrower has determined the present value of all Periodic Payments under such Settlement to be paid (until the final date specified in the related Purchase Agreement) equals the Purchase Price for such Settlement.

     "Qualified Annuity" shall mean an annuity contract which qualifies as a "qualified funding asset" under Section 130(d) of the Internal Revenue Code.

     "Qualified Assignee" shall mean the Person to which the obligation to make payments under a Settlement has been assigned pursuant to a Qualified Assignment.

     "Qualified Assignment" shall mean an assignment of the obligation to make Periodic Payments pursuant to a Settlement which satisfies Section 130(c) of the Internal Revenue Code.

     "Ratable Share" shall mean, for any Lender, (a) with respect to any Advance (other than a Discretionary Non-Ratable Advance), a fraction (x) the numerator of which shall be equal to such Lender's Commitment minus the aggregate amount of such Lender's Advances with respect to Discretionary Non-Ratable Advances, and (y) the denominator of which shall be equal to the aggregate amount of all of the Lenders' Commitments minus the aggregate amount of all Discretionary Non-Ratable Advances; (b) with respect to the making of any Discretionary Non-Ratable Advance, the proportion such Lender's Commitment bears to the aggregate of the Commitments of those Lenders electing to make such Discretionary Non-Ratable Advance, and (c) with respect to payments in respect of any Discretionary Non-Ratable Advance, a fraction (x) the numerator of which shall be equal to the amount of such Lender's funded portion of such Discretionary Non-Ratable Advance, and (y) the denominator of which shall be equal to the aggregate amount of such Discretionary Non-Ratable Advance.

     "Rate Differential" shall be equal to 4.0%.

     "Related Security" has the meaning assigned to such term in Section 5.2(a)(2).

     "Reportable Event" shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

     "Required Lenders" shall mean those Lenders whose Commitments aggregate at least 51% of the Commitments of all of the Lenders.

     "Revolving Loan Note" shall mean each of the Amended and Restated Revolving Loan Notes of the Borrower in the form of Exhibit H hereto, payable to the order of each Lender in the aggregate face amount of such Lender's Commitment evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Advances made by such Lender.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. (or its predecessor or successors in interest).

     "Scheduled Maturity Date" shall mean with respect to any Settlement, the original date scheduled for the payment by the Obligor thereof of the last scheduled Periodic Payment with respect thereto.

     "Security Agreement" shall mean the Amended and Restated Security Agreement in the form of Exhibit I hereto, of even date herewith executed and delivered by the Borrower in favor of the Agent, for the benefit of itself, the Servicing Agent and the Lenders.

     "Seller" shall mean, with respect to any Settlement, a claimant under a Settlement who agrees to sell his/her interest in such Settlement to the Borrower pursuant to a Purchase Agreement.

     "Seller's Questionnaire" shall mean, with respect to any Settlement, the questionnaire completed by the related Seller at the request of the Borrower.

     "Servicer" shall mean Electronic Data Systems Corporation, a Texas corporation, in its capacity as the provider of services under the Servicing Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved by the Agent and the Servicing Agent in accordance with the terms of this Agreement.

     "Servicer Default" shall mean any breach by the Servicer of any of the terms or provisions of the Servicing Agreement.

     "Servicing Agent" shall mean PNC Bank, National Association in its capacity as contractual representative as servicing agent for itself, the Agent and the Lenders pursuant to Article 9 hereof and any successor Agent appointed pursuant to Article 9 hereof.

     "Servicing Agent Account" shall mean the bank account at PNC Bank, National Association, Account No. 8611078428, or such other account as may be designated by the Servicing Agent from time to time by notice to the Borrower, the Agent and the Lenders.

     "Servicing Agent Advances" shall have the meaning assigned to such term in
Section 2.6(c)(ii)(A) hereof.

     "Servicing Agent Fee" shall have the meaning set forth in Section 2.7(c).

     "Servicing Agent Note" shall mean that certain revolving loan note of the Borrower in the form of Exhibit L hereto payable to the order of the Servicing Agent in the aggregate principal amount of all of the Lenders' Commitments evidencing the aggregate indebtedness of the Borrower to the Servicing Agent resulting from Servicing Agent Advances made by the Servicing Agent.

     "Servicing Agreement" shall mean the Servicing Agreement between the Borrower, the Servicer and the Agent (as successor to the Original Lender and ING Capital) dated as of August 25, 1995, as the same has been amended pursuant to that certain Acknowledgment of Assignment and Amendment No. 1 to the Agreement for Settlements Servicing dated as of the date hereof and as the same may be further amended, restated, supplemented and modified from time to time hereafter.

     "Servicing Fee" has the meaning assigned to such term in Section 2.7(b).

     "Settlement" shall mean the right to Periodic Payments due or to become due in connection with, and all other rights (but not obligations or liabilities) under a Settlement Agreement, including, without limitation all rights to receive such Periodic Payments from any assignee Insurer pursuant to a Qualified Assignment and all rights to receive any payments under any Qualified Annuity purchased by any Obligor (or its assignee) to fund its payment obligations under such Settlement Agreement.

     "Settlement Agreement" shall mean a settlement agreement entered into by a Seller and a Settlement Counterparty evidencing, among other things, the indebtedness of the Settlement Counterparty to such Seller and the right of the Seller to receive future payments thereunder as compensation.

     "Settlement Advance" has the meaning assigned to such term in Section
2.2(b).

     "Settlement Amount" shall mean, with respect to any Settlement, the total consideration agreed to be paid by the Settlement Counterparty to the Seller for the settlement of the claim of the Seller; provided, however, that such amount shall only include the amount of the consideration scheduled to be paid through and including the final payment date specified in the related Purchase Agreement.

     "Settlement Concentration Amount" shall mean, for any Purchased Settlement that is an Eligible Settlement, the excess, if any, of the Value of such Purchased Settlement over the Settlement Concentration Limit for such Purchased Settlement.

     "Settlement Concentration Limit" shall mean, for any Purchased Settlement that is an Eligible Settlement (a) if the Designated Annuity Funding Company in respect of such Purchased Settlement is a Tier One Designated Annuity Funding Company, $350,000, (b) if the Designated Annuity Funding Company in respect of such Purchased Settlement is a Tier Two Designated Annuity Funding Company, $230,000, or (c) if the Designated Annuity Funding Company in respect of such Purchased Settlement is neither a Tier One Designated Annuity Funding Company or a Tier Two Designated Annuity Funding Company, the lesser of (i) $120,000 or
(ii) the maximum amount available under the insurance guaranty funds maintained by the state where such Designated Annuity Funding Company is located if such Designated Annuity Funding Company is an Insurer.

     "Settlement Counterparty" shall mean the Person that entered into a Settlement with a Seller and is obligated to make payments to the Seller thereunder.

     "Settlement Differential Advance" has the meaning assigned to such term in
Section 2.2(b).

     "Settlement Package" shall mean, as it relates to any Purchased Settlement, fully executed copies of all documentation related to the purchase of any and all Settlements by the Borrower, and shall include, without limitation, (i) the original Purchase Agreement related to a Settlement and all documents required to be delivered to the Borrower pursuant thereto, (ii) the original Settlement,
(iii) the original Notice of Direction of Payment, and (iv) any notifications or acknowledgments received by the Borrower related to a Purchased Settlement, including acknowledgments of releases and payment obligations.

     "Single Employer Plan" shall mean a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, but excluding any Multiemployer Plan.

     "Subsidiary" shall mean, with respect to any Person at any time, (a) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's subsidiaries, and (b) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries.

     "Supermajority Lenders" shall mean those Lenders whose Commitments aggregate at least 75% of the Commitments of all of the Lenders.

     "Swap Rate" shall mean, with respect to a Fixed-Rate Advance with a Fixed-Rate Interest Period originally greater than one year, the rate of interest per annum determined by the Agent to be applicable to the related Fixed-Rate Interest Period by interpolation (on a straight-line basis) between the average zero-coupon bond swap rates offered to major financial institutions (as quoted by the Derivatives and Treasury Department of the Agent's New York office or, in the event that the Borrower selects any other provider of derivatives that issues similar securities and has a long-term unsecured senior debt rating of at least "A" from S&P, such provider of derivatives, which rate quote is then communicated to the Servicing Agent) for notional amounts of not less than $500,000 for the two periods most closely approximating such period; provided, such rate shall be adjusted by the Agent to account for the quarterly payment of interest on the unpaid principal amount of the Advance by the Borrower as required by Section 2.12(b).

     "Swap Rate Advance" shall mean any Settlement Advance that is a Fixed-Rate Advance and for which the applicable Fixed Rate is based on a Swap Rate.

     "Tangible Net Worth" shall mean at any time, the greater of (i) tangible net worth of the Borrower calculated in accordance with generally accepted accounting principles applied on a consistent basis and (ii) the discounted present value of the Borrower's tangible assets calculated on the basis of a discount rate equal to LIBOR plus 7.5% minus the sum of total liabilities of the Borrower.

     "Tier One Designated Annuity Funding Company" shall mean a Designated Annuity Funding Company which is rated at least "A3" or better by Moody's, or at least "A-" or better by S&P, or at least "A+" or better by A.M. Best.

     "Tier Two Designated Annuity Funding Company" shall mean an Designated Annuity Funding Company (other than a Tier One Designated Annuity Funding Company) which is rated at least "Baa3" or better by Moody's, or at least "BBB-" or better by S&P, or at least "A-" or better by A.M. Best.

     "UCC" shall mean the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of New York or any other jurisdiction the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of the perfection of security interests.

     "Unfunded Liabilities" of a Plan shall mean the amount (if any) by which the present value of all vested pension benefit obligations under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined in accordance with GAAP, including, without limitation, Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions".

     "United States" shall mean the United States of America.

     "Unmatched Claim Group" shall mean, at any time, the Purchased Settlements which are not included in the Matched Claim Group.

     "Unused Commitment Fee" has the meaning assigned to such term in Section 2.7(a).

     "Value" shall mean, on any date of determination, with respect to any Settlement, the present value of the remaining Periodic Payments in respect of the Settlement Amount thereof, discounted at the applicable Capitalization Rate.

     "Weekly Settlement Date" shall mean, with respect to any week ending prior to the election of the Daily Settlement Option, Wednesday of the immediately succeeding week, or, if such Wednesday is not a Business Day, the next Business Day thereafter.

     "Weighted Average Forward Rate" shall mean for any day, as reported in the most recent Monthly Report (or, until the first such report shall have been delivered, on the Closing Date) and confirmed by the Agent, a per annum rate equal to the forward Fixed Rate which (as of the date of calculation, interpolated on a straight line basis for the applicable number of days thereof) would be applicable to a Fixed-Rate Interest Period having a duration equal to the Weighted Average Maturity of the Purchased Settlements allocated to the Unmatched Claim Group (as such Weighted Average Maturity is calculated as of the last day of the month covered by such Monthly Report). The Weighted Average Forward Rate as set forth in any Monthly Report shall remain in effect until the delivery of a succeeding Monthly Report.

     "Weighted Average Maturity" shall mean on any date as reported in the most recent Monthly Report with respect to any specified group of Purchased Settlements, the weighted average of the maturities (determined by reference to the Scheduled Maturity Dates) of all of such outstanding Purchased Settlements in such group as of the last day of the month covered by such Monthly Report.

     SECTION 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural shall include the singular, references to the singular shall include the plural, references to the part shall include the whole and references to any masculine, feminine or neuter pronoun shall include all other genders. References in this Agreement to "determination" of or by the Agent or the Servicing Agent shall be deemed to include good faith estimates by the Agent or the Servicing Agent, as applicable, (in the case of quantitative determinations) and good faith beliefs by the Agent or the Servicing Agent, as applicable, (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references herein to Articles, Sections, Exhibits or Schedules are references to Articles, Sections, Exhibits and Schedules of or to this Agreement unless otherwise expressly specified. All other undefined terms used herein shall, unless the context otherwise requires, have the meanings provided for by the UCC to the extent the same are used or defined therein. The Section and other headings contained in this Agreement and the Table of Contents preceding this

Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

     SECTION 1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     SECTION 1.4 Reference to and Effect of the Existing Credit Agreement. The Borrower, the Agent, the Servicing Agent and each of the Lenders agree that, upon the execution and delivery of this Agreement by each of the parties hereto, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and does not constitute a novation of the indebtedness under the Existing Credit Agreement. All outstanding Advances made under the Existing Credit Agreement which are outstanding on the Closing Date and which are set forth on Schedule IV hereto shall continue as Advances under and shall be governed by the terms of this Agreement. Upon and after the Closing Date, all interest, fees, charges and other amounts accruing and payable by the Borrower to Original Lender under the terms of the Existing Credit Agreement shall be payable by the Borrower in accordance with the terms of this Agreement; provided, however, that the amount of all such interest, fees, charges and other amounts accruing prior to the Closing Date shall be payable in the full amount thereof (and shall not be reduced or increased by operation of the incorporation of the Existing Credit Agreement hereby) at the times set forth herein for the payment of such amounts. All Settlements acquired by the Borrower under the Existing Credit Agreement which are owned by the Borrower on the Closing Date and which are set forth on
Schedule IV hereto shall continue to constitute Purchased Settlements under and shall be governed by the terms of this Agreement.


                  ARTICLE 2. AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.1 The Advances. (a) Upon the terms and subject to the conditions hereinafter set forth, each Lender, severally and not jointly with any other Lender, agrees to make to the Borrower, from time to time during the period from the date hereof to, but not including, the Commitment Termination Date, Advances in an aggregate principal amount up to such Lender's Commitment (except for a Lender in its capacity as the Servicing Agent with respect to any Servicing Agent Advance, which advance may, in the absolute discretion of the Servicing Agent, exceed such Commitment); provided, however, that the aggregate outstanding principal balance of all Advances (including any outstanding Servicing Agent Advances) shall at no time exceed the aggregate of the Lenders' Commitments; provided, further, that the aggregate outstanding principal balance of all Advances (other than Advances with respect to Discretionary Non-Ratable Advances, but including any outstanding Servicing Agent Advances) shall at no time exceed the lesser of (i) the aggregate of all of the Lenders' Commitments, as such amount may be reduced pursuant to Section 2.8, minus the aggregate amount of all outstanding Discretionary Non-Ratable Advances or (ii) the Borrowing Base at such time. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay without premium or penalty, except as provided in Sections 2.6, 2.10 and 2.11, and reborrow pursuant to this Section 2.1.

     SECTION 2.2 The Settlement Advances and Settlement Differential Advances; Use of Proceeds. (a) Each Settlement Advance shall be a Fixed-Rate Advance or a Floating-Rate Advance, subject to Conversion as described in Section 2.6(e) and subject to Section 2.9(c). No Settlement Advance shall exceed the sum of the Purchase Prices of such Eligible Settlements as set forth in the applicable Notice of Borrowing to be acquired with the proceeds of such Settlement Advance, nor shall any Settlement Advance that is a Discretionary Non-Ratable Advance exceed the sum of the Purchase Price of all Settlements as set forth in the applicable Notice of Borrowing to be acquired with the proceeds of such Discretionary Non-Ratable Advance. Proceeds of Settlement Advances (other than Settlement Advances that are Discretionary Non-Ratable Advances) shall only be used by the Borrower to purchase Eligible Settlements. Proceeds of Settlement Advances that are Discretionary Non-Ratable Advances shall only be used by the Borrower to purchase Settlements that do not meet the requirements of Section 4.2.

     (b) The Agent, the Servicing Agent and each Lender agrees, subject to the limitations set forth below and to the satisfaction of all other conditions to the making of Advances under this Agreement, that on any Business Day, the Borrower may request in writing, subject to the procedures set forth in Section 2.6, an advance (a "Settlement Differential Advance"; any other Advance made pursuant to the terms of this Agreement being a "Settlement Advance") for the payment of then due and payable Overhead Expenses, Obligations of the Borrower, Servicing Fees, and certain expenses of the Borrower approved by the Agent. Each Settlement Differential Advance shall be a Floating-Rate Advance. The amount of each such Settlement Differential Advance may not exceed the aggregate of the Present Value Differentials minus the aggregate principal amount of Settlement Differential Advances then outstanding. The proceeds of Settlement Differential Advances may only be used by the Borrower to pay (i) Obligations of the Borrower, (ii) Servicing Fees and (iii) due and payable Overhead Expenses and certain other expenses of the Borrower approved by the Agent in an aggregate amount not to exceed during any month (when aggregated with all other such amounts previously paid by the Borrower during such month) 125% of the Approved Working Capital Budget for such month.


                       SECTION 2.3 [INTENTIONALLY OMITTED]


                       SECTION 2.4 [INTENTIONALLY OMITTED]


     SECTION 2.5 Overhead Expenses. Not later than thirty (30) days prior to the beginning of each six-month period following the initial six-month period after the effectiveness of this Agreement, the Borrower will present to the Agent, for its approval, an estimate of the monthly marketing, interest, overhead, and other operating expenses ("Overhead Expenses") to be incurred by the Borrower in connection with the purchase of Eligible Settlements by the Borrower during each subsequent six-month period. Overhead expenses may include the Borrower's pro rata share of the salaries of employees of Affiliates of the Borrower who are providing services to the Borrower. The amount of each approved monthly estimate (excluding interest) (an "Approved Working Capital Budget") is subject to periodic adjustment at the commercially reasonable discretion of the Agent. This amount includes a minimum monthly base salary of $12,500 (or such higher amount as shall be based on the reports prepared by an executive compensation consulting firm to be retained by the Borrower, subject to the commercially reasonable approval of the Agent, and the Supermajority Lenders (it being understood that Towers, Perrin or Haye Associates is acceptable) for each of James Delaney, Gary Veloric, and Michael Goodman. Such salary amounts shall only be paid on each Monthly Payment Date, and amounts in excess of $12,500 shall only be paid if the Borrower shall have paid all other Overhead Expenses due and payable in such month. When any of Messrs. Delaney, Veloric or Goodman shall cease to be an officer of the Borrower's general partner, such person shall no longer be entitled to any salary pursuant to this Section 2.5, with the exception of any amounts already payable or otherwise accrued.

     SECTION 2.6 Making the Advances. (a) Except as otherwise provided herein, the Borrower may from time to time prior to the Commitment Termination Date request the Lenders to make Advances to the Borrower by the delivery to the Servicing Agent, the Agent and the Lenders, not later than 10:00 A.M. (New York City time) (i) three (3) Business Days prior to the proposed borrowing date of a Fixed-Rate Advance or Discretionary Non-Ratable Advance and (ii) on the proposed borrowing date of a Floating-Rate Advance, in either case, of a duly completed notice of borrowing (a "Notice of Borrowing") therefor, or a request by telephone immediately confirmed in writing (including by any tele-transmission) signed by an Authorized Officer in such notice, in substantially the form of Exhibit C hereto. The Servicing Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing and, with respect to any telephonic request for an Advance, the Servicing Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Any Notice of Borrowing received by the Servicing Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Servicing Agent on the next Business Day, and the date specified in any such Notice of Borrowing as the proposed Borrowing Date of an Advance shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date of such Advance specified in such Notice of Borrowing.

     (b) Each Notice of Borrowing shall be (x) irrevocable, (y) shall specify
(i) the date and the aggregate amount of the proposed Advance which, in the case of a Fixed-Rate Advance shall be in a minimum amount of $500,000, (ii) the Type of Advance, (iii) the sum of the Purchase Price(s), the sum of the Settlement Amount(s), and the individual Purchase Yields of the Eligible Settlement(s) to be acquired therewith, (iv) the sum of the Purchase Price(s), the sum of the Settlement Amount(s), and the individual Purchase Yields of any other Settlement that does not meet the requirements of Section 4.2 and that the Borrower proposes to be acquired therewith, (v) the aggregate amount and type of Overhead Expenses and the aggregate amount of Servicing Fees to be paid with the proceeds of any Settlement Differential Advance, and (vi) the date of such purchase or payment of such fees or expenses, as applicable, and (z) shall be accompanied by a fully completed Borrowing Base Certificate. In the case of any proposed Advance which the related Notice of Borrowing specifies is to be a Fixed-Rate Advance, the Borrower shall reimburse the Servicing Agent and each Lender on demand for any Breakage Costs incurred by the Servicing

Agent or such Lender as a result of such proposed Advance not being made on the date specified in such Notice of Borrowing for any reason whatsoever.

     (c) (i) Upon the receipt by the Servicing Agent of a Notice of Borrowing from the Borrower, the Servicing Agent shall, in its absolute discretion (except as provided below with respect to a requested Fixed-Rate Advance), elect (1) to have the terms of Section 2.6(c)(iii) hereof apply to such requested Advance, or
(2) to the extent the Agent shall not have previously exercised its Daily Settlement Option, to make a Servicing Agent Advance with respect to such requested Advance under the terms of Section 2.6(c)(ii) hereof, except that no Servicing Agent Advance shall be made (A) in respect of any requested Fixed-Rate Advance or (B) in respect of any Discretionary Non-Ratable Advance, and the terms of Section 2.6(c)(iii) hereof shall apply to such requested Fixed-Rate Advance or Discretionary Non-Ratable Advance, as applicable.

          (ii) (A) If the Servicing Agent shall have elected under Section 2.6(c)(i) hereof to make a Servicing Agent Advance with respect to a requested Floating-Rate Advance, then, subject to the satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof, the Servicing Agent shall fund such requested Advance (any such advance solely by the Servicing Agent to the Borrower being hereinafter referred to as a "Servicing Agent Advance" and all such outstanding advances to the Borrower being hereinafter referred to collectively as "Servicing Agent Advances") by transferring the amount requested in the Notice of Borrowing (subject to the maximum amounts specified in Section 2.1(a) hereof), in U.S. Dollars and immediately available funds, to the Borrower's Account prior to 2:00 P.M.( New York City time) on the date specified or deemed specified in such Notice of Borrowing. Each Servicing Agent Advance is an Advance hereunder and shall be evidenced by the Servicing Agent Note in favor of the Servicing Agent and subject to all of the terms and conditions and entitled to all of the benefits applicable to all Advances hereunder except that all payments thereon shall be payable to the Servicing Agent solely for its own account until such time as such Servicing Agent Advance is repaid in accordance with Sections 2.6(c)(ii)(B)(1) or 2.6(c)(ii)(B)(2).

          (B) (1) The Servicing Agent shall request settlement with respect to the previous week's Servicing Agent Advances by notifying the Agent and the Lenders by telecopy, telephone or other similar form of transmission no later than 11:00 a.m. (New York City time) on the Weekly Settlement Date applicable to such Servicing Agent Advances of the amount due from such Lender. Each Lender (except the Lender which made the Servicing Agent Advances with respect to which settlement is requested in its capacity as Servicing Agent) shall make such Lender's Ratable Share (calculated on the basis of all Lenders, including the Lender that made the Servicing Agent Advance) of the outstanding principal amount of the previous week's Servicing Agent Advances, minus any amounts received by the Servicing Agent as payment or prepayment of the Advances prior to such Weekly Settlement Date, to the Servicing Agent, in same day funds, to the Servicing Agent Account not later than 2:00 p.m. (New York City time) on such Weekly Settlement Date. Such amounts made available to the Servicing Agent shall be applied against the amount of the applicable Servicing Agent Advances and shall constitute the Advances of such Lenders making such payments.

          (2) If any Lender fails under Section 2.6(c)(ii)(B)(1) hereof to make available to the Servicing Agent its Ratable Share of such applicable Servicing Agent Advance on the applicable Weekly Settlement Date, such defaulting Lender shall be liable to pay the Servicing Agent the amount thereof immediately upon the Servicing Agent's demand therefor, together with interest thereon from the date such amount is advanced until paid in full at a rate equal to the Base Rate. Until such amount is paid to the Servicing Agent by such Lender or by the Borrower (the interest rate applicable thereto if paid by the Borrower being that selected by the Borrower in the applicable Notice of Borrowing, and not the Base Rate), such advance shall be deemed for all purposes to be an Advance made by the Servicing Agent to the Borrower, and the Servicing Agent shall for all purposes hereunder be deemed a "Lender" and shall be entitled to all rights, remedies and benefits as such hereunder and under the other Advance Documents. Upon the payment of the principal and interest of any such Servicing Agent Advance by such Lender to the Servicing Agent, such payment shall be treated (to the extent of the principal amount thereof) as the payment of the Servicing Agent Advance under Section 2.6(c)(ii)(B)(1) hereof. No such payment by the Borrower shall prejudice its rights in respect of any default by such Lender hereunder. The failure of any Lender to fulfill its Commitment to fund any Advance or to pay the related Servicing Agent Advance on any Weekly Settlement Date shall not relieve any other Lender of its Commitment to fund any such Advance or to pay its Ratable Share of the Servicing Agent Advance on such date, but no Lender shall be responsible for the failure of any other Lender to fulfill such Commitment of any other Lender.

     (iii) If either (w) the Borrower shall have requested a Fixed-Rate Advance, or (x) the Servicing Agent shall have elected under Section 2.6(c)(i) to have the terms of this Section 2.6(c)(iii) apply to a requested Floating Rate Advance, or (y) the Agent shall have exercised its Daily Settlement Option, or
(z) in the event that the Borrower has requested a Settlement Advance to purchase a Settlement that does not meet all of the requirements of purchase under this Agreement (each such Settlement Advance, a "Discretionary Non-Ratable Advance"), the Servicing Agent shall promptly (but in any event by 11:00 A.M. (New York City time) on the date of its deemed receipt of a Notice of Borrowing for an Advance) notify the Agent and the Lenders of its receipt of such Notice of Borrowing and shall specify: (A) the proposed date and the time and method of disbursement of such Advance as set forth in such Notice of Borrowing; (B) the amount of such Advance and the allocation of all tranches thereof among the applicable Fixed-Rate Interest Periods and/or interest periods as provided in
Section 2.12(a)(i) as requested by the Borrower in such Notice of Borrowing; and
(C) whether such Advance shall be a Discretionary Non-Ratable Advance and the amount of such requested Discretionary Non-Ratable Advance and (D) with respect to any Advance other than a Discretionary Non-Ratable Advance, each Lender's Ratable Share of such Advance. With respect to any Discretionary Non-Ratable Advance, on or before 11:00 A.M. (New York City time) on the Business Day after each Lender's receipt of notice of the Borrower's request for such Discretionary Non-Ratable Advance from the Servicing Agent, each Lender shall deliver written notice to the Servicing Agent as to whether such Lender elects to fund such Advance, at which time the Servicing Agent shall promptly notify all applicable Lenders electing to make such Advance of each Lender's respective Ratable Share of such Advance. Each Lender shall, subject to the satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof, remit its Ratable Share of the principal amount of each Advance to the Servicing Agent

Account by no later than 1:00 P.M. (New York City time) on the Borrowing/Conversion date specified or deemed specified in such Notice of Borrowing, and the Servicing Agent shall upon fulfillment of the applicable conditions set forth in Article 3 notify the Borrower of the Fixed-Rate Interest Period, and to the extent the Lenders have made funds available to it for such purpose, fund such Advance to the Borrower in U.S. Dollars and immediately available funds to the Borrower's Account prior to 2:00 P.M. (New York City time) on the Borrowing/Conversion Date specified or deemed specified in such Notice of Borrowing; provided, that if any Lender fails to remit such funds to the Servicing Agent in a timely manner, the Servicing Agent may, but shall not be required to, advance on behalf of any such Lender, such Lender's Ratable Share of the Advances (other than Discretionary Non-Ratable Advances) on the applicable Borrowing/Conversion Date unless such Lender shall have notified the Servicing Agent and the Agent prior to such Borrowing/Conversion Date that it does not intend to make available its Ratable Share of such Advance on such date. If the Servicing Agent makes such Advance, each of the Borrower and such defaulting Lender severally, but not jointly, shall be liable to repay the Servicing Agent the amount thereof immediately upon the Servicing Agent's demand therefor, together with interest thereon from the date such amount is advanced until repaid in full at a rate equal to, in the case of such Lender, the Base Rate and, in the case of the Borrower, the interest rate applicable to such Type of Advance. Until such amount is repaid to the Servicing Agent by such Lender or the Borrower, such Advance shall be deemed for all purposes to be an Advance made by the Servicing Agent to the Borrower, and the Servicing Agent shall for all purposes hereunder be deemed a "Lender" and shall be entitled to all rights, remedies and benefits as such hereunder and under the other Advance Documents. Upon the repayment of the principal and interest of any such Advance by such Lender to the Servicing Agent, such repayment shall be treated (to the extent of the principal amount thereof) as the funding of such Lender's Ratable Share of the Advances to which such amounts relate. No such repayment or payment by the Borrower shall prejudice its rights in respect of any default by such Lender hereunder. The failure of any Lender to fulfill its Commitment to fund any Advance on any Borrowing/Conversion Date shall not relieve any other Lender of its Commitment to fund any such Advance on such date, but no Lender shall be responsible for the failure of any other Lender to fulfill such Commitment of any other Lender.

     (d) At any time upon notice by the Agent (either on its own or at the direction of the Required Lenders) to the Servicing Agent, the Agent may, at its option (the "Daily Settlement Option") declare that the Servicing Agent shall cease to make Servicing Agent Advances and that the provisions of Section 2.6(c)(ii) shall cease to be applicable, whereupon all settlements and fundings as among the Lenders, the Agent, and the Servicing Agent, and any requested Borrowing hereunder shall be governed by the terms of Section 2.6(c)(iii).

     (e) Prior to the Facility Termination Date, the Borrower shall have the option with respect to each Advance, and with the Servicing Agent's prior written consent, (i) to Continue all or a portion of a Settlement Advance which is a Fixed-Rate Advance or (ii) to Convert all or a portion of a Settlement Advance which is a Fixed-Rate Advance to a Floating-Rate Advance or which is a Floating- Rate Advance to a Fixed-Rate Advance; provided, however, that (x) any such Conversion or Continuation of any Advance as a Fixed-Rate Advance shall be in an aggregate amount not less than the lesser of $100,000 or the aggregate outstanding principal balance of all Settlement Advances and (y) any such Continuation of a Fixed-Rate Advance may only be effected on the last scheduled day of the applicable preceding Fixed-Rate Interest Period and on such date any accrued interest to such date shall be paid.

     (i)  The Borrower's right to Convert or Continue Advances pursuant to this
          Section 2.6(e) shall be understood to include the right (i) to divide any Advance into two or more Advances having aggregate principal equal to the aggregate principal of such original Advance or (ii) to combine any two or more Advances into a single Advance having aggregate principal equal to the aggregate principal of such original Advances; provided, that with respect to any Advance accruing interest at the Fixed-Rate, such divisions or combinations may only be made upon the expiration of the Fixed-Rate Interest Period to which such Advance is allocated; provided further, that no Conversion shall occur except on a Weekly Settlement Date; provided, further, that the Borrower shall not have the right to combine any Discretionary Non-Ratable Advance with any other Advance.

     (ii) To Convert or Continue any Advance under this Section 2.6(e), the Borrower shall deliver a written notice ("Notice of Continuation/Conversion"), substantially in the form of Exhibit D hereto, signed by an Authorized Officer or telephonic notice (confirmed immediately thereafter in writing (including by any tele-transmission) signed by an Authorized Officer in such form) to the Servicing Agent and the Agent, and each Lender not later than 10:00 A.M. (New York City time) (i) on the third Business Day prior to the proposed Borrowing/Conversion Date with respect to the proposed Conversion or Continuation if the Advance is to be Converted into or Continued as a Fixed-Rate Advance and (ii) on the proposed Borrowing/Conversion Date with respect to a proposed Conversion from a Fixed-Rate Advance to a Floating-Rate Advance and, in either case, such Borrowing/Conversion Date must also be a Weekly Settlement Date. The Servicing Agent shall then give the Agent and each Lender prompt (and in any event not later than 11:00 A.M. on such day) notice thereof by telephone, facsimile or telex. Each such notice by the Borrower shall specify (i) the Advances to be Continued or Converted,
          (ii) the portion of the principal balance of the Advance to be Continued or Converted, (iii) the date of the proposed Conversion or Continuation (which date shall be a Weekly Settlement Date) and (iv) the proposed Fixed-Rate Interest Period with respect to the proposed Conversion or Continuation. Any Notice of Continuation/Conversion (or telephonic notice thereof) shall be irrevocable, and the Borrower shall be bound to Convert or to Continue the Advances in accordance therewith. The Servicing Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Continuation/Conversion and, with respect to any telephonic request for a Conversion/Continuation, the Servicing Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Any Notice of Continuation/Conversion received by the Servicing Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Servicing Agent on the next Business Day. An Advance may be Continued any number of times, subject to the terms and limitations of this Agreement. With respect to any Advance Continued or

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
          Converted as a Fixed-Rate Advance, the Agent will promptly notify the Borrower of the Fixed-Rate Interest Period applicable to such Advance. If the Borrower shall fail to deliver a Notice of Conversion/Continuation with respect to any Settlement Advance which is a Fixed- Rate Advance or the Borrower and the Agent shall fail to agree on a Fixed-Rate Interest Period, in either case, prior to the time specified above, such Advance shall become a Floating-Rate Advance until such time, if any, as such Advance is Converted to a Fixed-Rate Advance pursuant to the terms of this Section 2.6(e).

     (f) Upon the occurrence of the Commitment Termination Date, the Servicing Agent shall cease to make any further Servicing Agent Advances to the Borrower.

     SECTION 2.7 Fees. (a) The Borrower agrees to pay to the Agent, for the account of the Lenders, in such proportion as the Agent and each such Lender shall agree, a fee (the "Unused Commitment Fee"), payable on each Monthly Payment Date during the term of the Agreement and on the Commitment Termination Date, on the average daily unused portion of the aggregate of all of the Lenders' Commitments during the immediately preceding Monthly Payment Period at the related rate per annum set forth in the Fee Letter.

     (b) The Borrower shall pay to the Servicer a servicing fee (the "Servicing Fee") at the times and in the amounts set forth in the Servicing Agreement.

     (c) The Borrower shall pay the Servicing Agent a fee (the "Servicing Agent Fee") equal to $5000 per calendar quarter during which any Obligations are outstanding hereunder (such amount to be payable in arrears and to be pro rated for any shorter period for which such amount is payable), payable on the first Business Day of each January, April, July and October and on the date occurring after the Commitment Termination Date upon which all the Obligations shall have been paid in full.

     SECTION 2.8 Reduction of the Commitment. The Borrower may, on any Business Day, upon written notice given to the Agent, the Servicing Agent and each of the Lenders not later than thirty (30) Business Days prior to the date of the proposed action, terminate in whole or reduce in part the "Unused Portion of the Commitments" (as hereinafter defined); provided, however, that any partial reduction shall be in the amount of $500,000 or an integral multiple thereof; provided, further, that any such notice given by the Borrower to the Agent, the Servicing Agent and the Lenders shall be irrevocable when given. As used in this
Section 2.8, the "Unused Portion of the Commitments" shall mean the excess of
(i) the aggregate of all of the Lenders' Commitments at such time, over (ii) the sum of the outstanding principal balance of the Advances at such time. Any such reduction in the Unused Portion of the Commitments pursuant to this Section 2.8 shall reduce the Commitment of each Lender in accordance with its respective Ratable Share.

     SECTION 2.9 Revolving Loan Notes; Repayment of the Advances. (a) The Advances shall be evidenced by the Revolving Loan Notes executed by the Borrower payable to the order of each Lender in a maximum principal face amount equal to the Commitment of such

Lender and delivered to each Lender pursuant to Article 3. A Fixed-Rate Advance shall be due and payable, or Converted or Continued, on the last day of the related Fixed-Rate Interest Period. Notwithstanding any other provision to the contrary, the Advances and the other Obligations owing under this Agreement shall be due and payable, if not due and payable earlier, on the Facility Termination Date.

     (b) On or prior to the occurrence of the Commitment Termination Date, the Agent and the Servicing Agent, in consultation with the Borrower, shall agree on an amortization schedule (the "Amortization Schedule", delineated separately for Discretionary Non-Ratable Advances and all other Advances), which shall be effective following the occurrence of the Commitment Termination Date, to be based upon projected monthly Periodic Payments and mutually agreeable overhead expenses other than in connection with the purchase of any new Settlements, and which shall be revised monthly to the extent necessary based on monthly review and revision of such Periodic Payments and such overhead expenses. Pursuant to such Amortization Schedule, portions of the aggregate unpaid principal amount of the Advances shall be due and payable from time to time and the aggregate unpaid principal amount of the Advances shall be reduced to zero no later than the date set forth in such Amortization Schedule.

     (c) The Borrower shall cause all Collections in respect of Purchased Settlements to be deposited directly into the Collection Account. The Borrower agrees that all Collections in respect of Purchased Settlements shall be received by the Borrower in trust for the benefit of the Agent, the Servicing Agent and Lenders and shall be remitted by the Borrower (on the Business Day received, if practicable, otherwise on the immediately succeeding Business Day) to the Collection Account. Any proceeds or other Collateral received by the Agent shall be remitted to the Servicing Agent on the next immediate Business Day after the Agent's receipt thereof.

          (i) On each Business Day the Servicing Agent shall apply all Collections (other than Collections in respect of Purchased Settlements purchased with the proceeds of to Discretionary Non-Ratable Advances) on deposit in the Collection Account in respect of Purchased Settlements to the Obligations in the following order of priority (such allocations to be made by the Servicing Agent based on information and directions provided to it by the Servicer and the Borrower, provided that if the Agent gives any conflicting directions with respect to any such allocation (prior to the Servicing Agent's making of the same), the Servicing Agent shall act in accordance with the Agent's directions; it being understood and agreed that the Servicing Agent shall be entitled to rely, and shall have no liability for relying, on any such directions in accordance with this parenthetical):

               (A) first, to the payment of any accrued and unpaid Servicing Fees which are due and payable at such time, if any,

               (B) second, to the payment of interest (calculated in accordance with Section 2.12), if any, which is due and payable with respect to the Servicing Agent Advances, allocated among such Advances pro rata based on the unpaid principal amount thereof;

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
               (C) third, to the extent that the aggregate outstanding principal amount of all Advances (other than Discretionary Non-Ratable Advances) shall exceed the Borrowing Base, to the prepayment and reduction of the outstanding principal amount of any Servicing Agent Advances, allocated among such Advances pro rata based on the unpaid amounts of such Advances;

               (D) fourth, to the payment of interest (calculated in accordance with Section 2.12), if any, which is due and payable with respect to the Settlements Advances (other than Discretionary Non-Ratable Advances) and Settlement Differential Advances, allocated among such Advances pro rata based on the unpaid principal amounts thereof;

               (E) fifth, to the repayment of the aggregate unpaid principal amount of the Settlement Advances (other than Discretionary Non-Ratable Advances) and Settlement Differential Advances which are then due and payable in accordance with the Amortization Schedule, allocated among such Advances pro rata based on the unpaid amounts of such Advances;

               (F) sixth, to the extent that the aggregate outstanding principal amount of all Advances (other than Discretionary Non-Ratable Advances) exceeds the Borrowing Base, to the prepayment of the aggregate unpaid principal amount of the Settlement Advances (other than Discretionary Non-Ratable Advances) and Settlement Differential Advances that are Floating-Rate Advances, allocated among such Advances pro rata based on the unpaid amounts of such Advances;

               (G) seventh, to the extent that the aggregate outstanding principal amount of all Advances (other than Discretionary Non-Ratable Advances) exceeds the Borrowing Base, to the extent the aggregate amount of all outstanding Advances exceeds the Borrowing Base, to the repayment of the aggregate unpaid principal amount of the Settlement Advances (other than Discretionary Non-Ratable Advances) and Settlement Differential Advances that are Fixed-Rate Advances in the amount of such excess, allocated among such Advances pro rata based on the unpaid principal amounts thereof;

               (H) eighth, to any Breakage Cost which is then due and owing (including any amounts which would become due and payable after giving effect to any prepayment of principal in accordance with clause seventh above and clause tenth below);

               (I) ninth, to the payment of all other fees, expenses and indemnities due and payable hereunder, including, without limitation, the Unused Commitment Fee and the Servicing Agent Fee.

               (J) tenth, to the ratable payment of all other Obligations due and payable hereunder; and

               (K) eleventh, to the Borrower's Account for the use of the Borrower, upon the approval of the Agent, as provided herein and in the Agreement of Limited Partnership.

          (ii) On each Business Day the Servicing Agent shall apply all Collections in respect of Purchased Settlements purchased with the proceeds of Discretionary Non-Ratable Advances on deposit in the Collection Account to the Obligations in the following order of priority (such allocations to be made by the Servicing Agent based on information and directions provided to it by the Servicer and the Borrower, provided that if the Agent gives any conflicting directions with respect to any such allocation (prior to the Servicing Agent's making of the same), the Servicing Agent shall act in accordance with the Agent's directions; it being understood and agreed that the Servicing Agent shall be entitled to rely, and shall have no liability for relying, on any such directions in accordance with this parenthetical):

               (A) first, to the payment of any accrued and unpaid Servicing Fees which are due and payable at such time, if any,

               (B) second, to the payment of interest (calculated in accordance with Section 2.12), if any, which is due and payable with respect to the Discretionary Non-Ratable Advances, allocated among such Discretionary Non-Ratable Advances pro rata based on the unpaid principal amounts thereof;

               (C) third, to the repayment of the aggregate unpaid principal amount of the Discretionary Non-Ratable Advances that are then due and payable in accordance with the Amortization Schedule, allocated among such Advances pro rata based on the unpaid amounts of such Discretionary Non-Ratable Advances;

               (D) fourth, to the extent that the aggregate outstanding principal amount of all Discretionary Non-Ratable Advances exceeds the Discretionary Non-Ratable Advance Borrowing Base, to the prepayment of the aggregate unpaid principal amount of the Discretionary Non-Ratable Advances that are Floating-Rate Advances, allocated among such Advances pro rata based on the unpaid amounts of such Advances;

               (E) fifth, to the extent that the aggregate outstanding principal amount of all Discretionary Non-Ratable Advances exceeds the Discretionary Non-Ratable Advance Borrowing Base, to the prepayment of the aggregate unpaid principal amount of the Discretionary Non-Ratable Advances that are Fixed-Rate Advances, allocated among such Advances pro rata based on the unpaid amounts of such Advances;

               (F) sixth, to any Breakage Cost which is then due and owing (including any amounts which would become due and payable after giving effect to any prepayment of principal in accordance with clause fifth above and clause eighth below);

               (G) seventh, to the payment of all other fees, expenses and indemnities due and payable hereunder, including, without limitation, the Unused Commitment Fee and the Servicing Agent Fee.

               (H) eighth, to the ratable payment of all other Obligations due and payable hereunder; and

               (I) ninth, to the Borrower's Account for the use of the Borrower, upon the approval of the Agent, as provided herein and in the Agreement of Limited Partnership.

At the direction of the Agent, the Servicing Agent may, and is hereby authorized to, make or cause to be made an advance on behalf of the Borrower for payment of all fees, principal, interest, or other Obligations owing by the Borrower under this Agreement or any of the other Advance Documents if and to the extent that the Borrower fails to promptly pay any such amounts as and when due. At the option of the Lenders and to the extent permitted by applicable law, advances so made may be deemed Advances hereunder.

     (d) On each Monthly Payment Date, if the excess of the Net Pool Weighted Average Yield on those Purchased Settlements that are Eligible Settlements that are allocated to the Unmatched Group on such date over the Weighted Average Forward Rate of all outstanding Advances which are not Matched Funded is less than five percent (5.00%), then the Borrower shall prepay the aggregate unpaid principal balance of any such Advances with the proceeds of one or more Match Funded Fixed-Rate Advances to be requested by the Borrower from the Servicing Agent on such date to effect an excess of such Net Pool Weighted Average Yield (all of which shall then be Match Funded) over the weighted average of the Interest Rates applicable to all such Advances equal to a percentage greater than two percent (2%) which is acceptable to the Agent; provided, however, such Matched Funded Fixed-Rate Advances shall be requested by the Borrower in accordance with the provisions of this Agreement and the terms of each such Advance shall be at the sole discretion of the Agent.

     SECTION 2.10 Optional Prepayments. (a) Subject to the limitations set forth in this Section 2.10(a), the Borrower may at any time upon written notice to the Agent, the Servicing Agent and each of the Lenders prepay all or any portion of the balance of the principal amount of any Floating-Rate Advance or Fixed-Rate Advance, which notice shall be given at least (2) Business Days prior to the proposed date of such prepayment, in the case of the prepayment of any Floating-Rate Advance, and at least five (5) Business Days prior to the proposed date of such prepayment of any Fixed-Rate Advance; provided, however, that in the event that any Advances (other than Discretionary Non-Ratable Advances) are outstanding, the Borrower may make prepayments in respect of Discretionary Non-Ratable Advances only out of Collections received into the Collection Account in respect of Purchased Settlements purchased with the proceeds of Discretionary Non-Ratable Advances or the proceeds of any life insurance policy relating to any Non-Guaranteed Settlement. Each such prepayment shall (i) be accompanied by (x) the payment of all accrued but unpaid interest on the amounts to be so prepaid and (y) in the case of the prepayment of any Fixed-Rate Advance, any Breakage Costs required to be paid in connection therewith as set forth in Section 2.10(b), and (ii) in the case of any prepayment of less than the aggregate balance of all Advances then outstanding, be in a minimum amount of $500,000. Floating-Rate Advances may be prepaid without premium or penalty.

     (b) If any portion of any Fixed-Rate Advance is repaid prior to the last date of the Fixed-Rate Interest Period applicable thereto for any reason whatsoever (including, without limitation, the acceleration of the Obligations in accordance with Section 6.2(a) or the required prepayment thereof pursuant to
Section 2.11(b)), or the Borrower shall fail, for any reason, to borrow any proposed Fixed-Rate Advance on the date specified in the applicable Notice of Borrowing (including without limitation, as a result of the Borrower's failure to satisfy any conditions precedent to such borrowing), the Borrower shall reimburse each Lender on demand for any Breakage Costs incurred.

     (c) If the Borrower desires to terminate any Fixed-Rate Advance prior to the agreed-upon termination date, the Borrower may request that each Lender provide an indicative quotation of the amount that such Lender would charge or pay the Borrower to agree to terminate such Fixed-Rate Advance. If the Borrower elects to terminate such Fixed-Rate Advance, the Borrower shall pay a Lender the applicable amount determined in a commercially reasonable manner by such Lender in such Lender's sole discretion, notwithstanding that any such amount may be different than the amount quoted by such Lender in accordance with the first sentence of this Section 2.10(c).

     SECTION 2.11 Mandatory Prepayments. (a) Notwithstanding anything contained herein to the contrary, all Obligations shall become immediately due and payable upon the occurrence of the Facility Termination Date for any reason whatsoever.

     (b) On each date on which the aggregate outstanding principal amount of all Advances exceeds the aggregate of the Lenders' Commitments, and/or the aggregate outstanding principal amount of all Advances (other than Discretionary Non-Ratable Advances) exceeds the lesser of (i) the aggregate of the Lenders' Commitments minus the aggregate outstanding principal amount of all Discretionary Non-Ratable Advances, or (ii) the Borrowing Base on such date, the Borrower shall pay to the Servicing Agent for the account of each Lender the amount of any such excess (to be applied as set forth in the following sentence), together with accrued but unpaid interest on the amount required to be so prepaid to the date of such prepayment and, in the case of the prepayment of any Fixed-Rate Advance, the Breakage Costs required to be paid pursuant to
Section 2.10(b). Any such mandatory prepayment shall be applied (i) first, to the prepayment of all Floating-Rate Advances, if any, and (ii) second, to any Fixed-Rate Advances then outstanding. The Borrower's obligation to prepay such excess shall be a demand Obligation which bears interest at the Default Rate from the date such excess occurs until repayment in full of said excess.

     SECTION 2.12 Interest. (a) The Borrower shall pay to the Servicing Agent for the account of each Lender interest on the unpaid principal amount of each Advance made by the Servicing Agent from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) During such periods as such Advance is a Floating-Rate Advance, the Borrower shall pay interest on such Advance at a rate per annum equal to the Adjusted Base Rate in effect from time to time; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, at the Default Rate in effect from time to time.

          (ii) During such periods as such Advance is a Fixed-Rate Advance, the Borrower shall pay interest on such Advance at a rate per annum at all times during the Fixed-Rate Interest Period for such Advance equal to the Fixed Rate in effect for such period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, at the Default Rate in effect from time to time.

     (b) Except as otherwise provided herein, accrued but unpaid interest on each Floating-Rate Advance, to the extent applicable, shall be payable on each Monthly Payment Date. Accrued interest on each Fixed-Rate Advance shall be due and payable on the last day of the Fixed-Rate Interest Period for such Advance; provided, however, that with respect to any Fixed-Rate Advance which has a Fixed-Rate Interest Period which is more than three (3) months long, the accrued interest on the related Advance shall also be due and payable on the last day of each three-month period during which such Fixed-Rate Advance is outstanding. Notwithstanding the foregoing, interest payable at the Default Rate shall be payable from time to time on demand of the Agent.

     (c) In no event shall any interest rate exceed the maximum rate permissible for business borrowers such as the Borrower under applicable Law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the interest rates set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Servicing Agent, for the benefit of the affected Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Lender shall refund such excess to the Borrower.

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
     SECTION 2.13 (a) Funding Indemnification. If any payment of a Fixed-Rate Advance occurs on a date which is not the last day of the applicable Fixed-Rate Interest Period, whether because of acceleration, prepayment, or otherwise, or a Fixed-Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any Breakage Cost or any other loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Advance. The Borrower shall not be responsible for any Breakage Costs or any other loss, cost, or expenses arising as the time of, and arising solely as a result of, any assignment made pursuant to Section 7.7 and the reallocation of any portion of the Fixed-Rate Advances of the Lender making such assignment unless, in each case, such assignment is requested by the Borrower.

     (b) Increased Capital. If, due to either (i) the introduction of, or any change in the interpretation of any law or regulation, or (ii) the compliance by any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation, in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

     SECTION 2.14 Payments and Computations. (a) The Borrower shall make each payment and prepayment hereunder and under the Revolving Loan Notes and the Servicing Agent Note with respect of principal, interest, expenses, indemnities, fees or other Obligations (except Unused Commitment Fees and other fees due the Agent) due from the Borrower not later than 1:00 P.M. (New York City time) on the day when due in U.S. Dollars to the Servicing Agent at its address referred to in Section 7.2 or to the Servicing Agent's Account in same-day funds. The Borrower hereby authorizes the Servicing Agent, if and to the extent payment is not made when due hereunder or under the Revolving Loan Notes, to charge from time to time against the Servicing Agent Account any amount so due, or upon notice to the Borrower, to make Advances in the amount of and in payment of such amounts. The Borrower agrees that, to the extent there are insufficient funds in the Servicing Agent Account or such other accounts to make any payment when due, the Borrower shall immediately pay to the Servicing Agent all amounts due that remain unpaid. Payments on Obligations may also be made by (i) application of funds in the Collection Account as provided in Section 2.9(c) or (ii) by the making of additional Advances as provided in Section 2.6(e). All computations of interest (other than interest on a Floating-Rate Advance) and Unused Commitment Fees shall be made by the Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Interest on a Floating-Rate

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
Advance shall be computed by the Agent on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent error; provided, however, that in any event each such determination shall be conclusive and binding unless the Agent shall have received written notice from the Borrower of such error within a commercially reasonable period.

     (b) All payments to be made in respect of Unused Commitment Fees or other fees due to the Agent from the Borrower hereunder shall be made to the Agent's Account prior to 11:00 A.M. (New York City time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. The Borrower hereby authorizes and directs each of the Agent and the Servicing Agent to charge either or both of the Agent's Account and the Servicing Agent Account, respectively, for all such fees due from the Borrower hereunder when due and the Servicing Agent agrees to charge such account for such amounts at the direction of the Agent and to remit such amounts to the Agent. The Borrower agrees that, to the extent there are insufficient funds in the Agent's Account, the Servicing Agent Account or such other accounts to make any payment when due, the Borrower shall immediately pay to the Agent all amounts due that remain unpaid. The Agent shall allocate and distribute Unused Commitment Fees to each Lender (as a Lender, and to the extent applicable, as Servicing Agent) in accordance with such Lender's daily average unused Commitment.

     (c) (i) If the Agent shall not have exercised the Daily Settlement Option, on each Weekly Settlement Date, the Servicing Agent shall distribute to the Agent and the Lenders in immediately available funds all payments and prepayments received during the previous week by the Servicing Agent in respect of principal, interest and other amounts received and available for distribution as of the opening of business on such date, net of any principal amount that the Agent or such Lender would be required to remit to the Servicing Agent under Sections 2.6(c)(ii) or 2.6(c)(iii), as applicable, of this Agreement. The Servicing Agent's, the Agent's and each Lender's statement of account, ledger or other relevant record shall be conclusive, in the absence of error, provided, however, that in any event each such statement, ledger or other relevant record shall be conclusive and binding unless the Agent shall have received written notice from the Borrower of such error within a commercially reasonable period and unless notice is received shall be deemed an "account stated." The Borrower shall have no liability to the Servicing Agent, the Agent or any Lender for any loss or expense incurred as a result of the failure by the Servicing Agent to comply with the provisions of this Section 2.14(c)(i).

     (ii) If the Agent has exercised its Daily Settlement Option, on each Business Day thereafter, the Servicing Agent shall distribute to the Agent and the Lenders in immediately available funds all payments and prepayments received by the Servicing Agent in respect of principal, interest and other amounts received and available for distribution as of the opening of business on such date, net of any principal amount that the Agent or such Lender would be required to remit to the Servicing Agent under Sections 2.6(c)(ii) or 2.6(c)(iii), as applicable, of this Agreement. The Servicing Agent's, the Agent's and each Lender's statement of account, ledger or other relevant record shall be conclusive, in the absence of error, provided, however, that in any event each such statement, ledger or other relevant record shall be conclusive and binding unless the Agent shall have received written notice from the Borrower of such error within a commercially reasonable period and unless such notice is received timely shall be deemed an "account stated." The Borrower shall have no liability to the Servicing Agent, the Agent or any Lender for any loss or expense incurred as a result of the failure by the Servicing Agent to comply with the provisions of this Section 2.14(c)(ii).

     (d) The Borrower hereby transfers and conveys to the Agent, for its and the Lenders' benefit, exclusive ownership and control of each of the Lock-Boxes and the Lock-Box Accounts. If, notwithstanding the requirements of Section 5.2(m), the Borrower receives any Collections of any Purchased Settlements or any other proceeds of Collateral which are required to be paid to the Servicing Agent or the Agent, each for the benefit of the Lenders, it shall receive such payments as the Agent's trustee, and shall promptly (and, in any event, within one (1) Business Day after its receipt thereof) deliver such payments to a Lock-Box Account, or to the Servicing Agent, in each case, in their original form duly endorsed in blank. All Collections received in the Lock-Boxes or the Lock-Box Accounts and all amounts on deposit in the Agent's Account shall be the sole property of the Agent, for the benefit of itself and the Lenders, and subject to the Agent's sole control. All amounts on deposit in the Servicing Agent Account shall be the sole property of the Servicing Agent, for the benefit of itself, the Agent, and the Lenders, and subject to the Servicing Agent's sole control. At the Agent's request, the Borrower shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to, and exclusive dominion and control over, any lock-boxes and/or bank accounts (including, without limitation, the Lock-Boxes and Lock-Box Accounts) to which Collections are remitted.

     SECTION 2.15 Payment on Non-Business Days. Whenever any payment hereunder or under the Revolving Loan Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be.

     SECTION 2.16 Pro Rata Treatment of Lenders. Subject to the weekly settlement procedures contained in Section 2.1(d)(ii) and Section 2.14(c)(i) to this Agreement prior to the exercise by the Agent of the Daily Settlement Option, each Borrowing, and each selection of, Conversion to or Continuation of any Interest Rate and each payment or prepayment by the Borrower with respect to principal and other amounts (except interest) due from the Borrower hereunder to the Lenders (other than any such amounts of the type described in Section 2.6, Section 2.13, Section 8.8 or Section 9.8) shall be made and distributed in proportion to the Ratable Shares of each Lender.


                        ARTICLE 3. CONDITIONS OF LENDING

     SECTION 3.1 Condition Precedent to Initial Advance. The obligation of the Lenders and the Servicing Agent to make the initial Advance is subject to the condition precedent that the Agent shall have received, with sufficient copies for the Servicing Agent and each of the

Lenders, on or before the day of such Advance the following, each dated such day, in form and substance (and in such quantities as shall be) satisfactory to the Agent:

     (a) Each of this Agreement, the Security Agreement, the Assignment Agreement and the Servicing Agreement, fully executed, with all Exhibits and Schedules thereto completed in form and substance satisfactory to the Agent.

     (b) The Revolving Loan Notes.

     (c) Certificate of the Secretary of the General Partner, certifying (i) resolutions adopted by the Board of Directors authorizing, among other things, the execution and delivery by the General Partner of the this Agreement, the Revolving Loan Notes, the Security Agreement, the Servicing Agreement, the Assignment Agreement and any other documents and instruments required to be executed by the Partnership or the General Partner pursuant to the terms of the Advance Documents, (ii) names and signatures of officers of the General Partner authorized to execute the documents and instruments referred to in clause (i) above, (iii) the accuracy and currency of the By-Laws of the General Partner, and (iv) the accuracy and currency of the Agreement of Limited Partnership.

     (d) Certificate of Incorporation of the General Partner certified by the Secretary of State of Delaware.

     (e) Good Standing or Subsistence Certificate for the General Partner from the Secretaries of State of Delaware and Pennsylvania.

     (f) Certificate of Limited Partnership of the Borrower certified by the Secretary of State of Delaware.

     (g) Good Standing or Subsistence Certificate for the Borrower from the Secretaries of State of Delaware and Pennsylvania.

     (h) Officer's Certificate executed on behalf of the General Partner by the chairman, the president or the chief financial officer of the General Partner that (i) the representations and warranties of the Borrower contained in this Agreement or otherwise made in writing in connection therewith are true and correct on or as of the Closing Date and (ii) no event shall have occurred and be continuing on the Closing Date which would constitute a Default or an Event of Default under this Agreement.

     (i) Favorable opinions of Wolf, Block, Schorr and Solis-Cohen, counsel for the Borrower, in form and substance satisfactory to the Agent.

     (j) Executed financing statements, amendments and assignments required to be filed by the Borrower pursuant to the Security Agreement.

     (k) Certified copies of UCC and tax lien and judgment search reports with respect to the Borrower and the General Partner from such jurisdictions as are deemed necessary or desirable by the Agent, in each case, dated a date reasonably prior to the Closing Date.

     (l) Executed releases with respect to any Liens (other than Permitted Liens) filed against the Borrower or any of its properties.

     (m) Borrowing Base Certificate dated as of the Closing Date.

     (n) Certification evidencing coverage under the fidelity insurance policy referred to in Section 5.1(p);

     (o) All of the items listed on the List of Closing Documents which are not included in items (a) through (n) above, in form and substance satisfactory to the Agent.

     SECTION 3.2 Conditions Precedent to All Advances. The obligation of Servicing Agent to make each Advance (including the initial Advance) and each of the Lenders to make Advances shall be subject to the further conditions precedent that on the date of such Advance and after giving effect thereto (a) the following statements shall be true (and each of the giving of the applicable notice requesting such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

          (i) The Agent shall have received (a) a fully completed Notice of Borrowing and Borrowing Base Certificate, and (b) in the case of any proposed Settlement Advance (other than a Discretionary Non-Ratable Advance) or Settlement Differential Advance, a Borrowing Base Certificate reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Settlement Advances (other than Discretionary Non-Ratable Advances) and Settlement Differential Advances after giving effect to such proposed Advances;

          (ii) The representations and warranties contained in Section 4.1 and in Section 4.2, as applicable, of this Agreement are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds of such Advance, as though made on and as of such date;

          (iii) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds of such Advance, which constitutes an Event of Default or would constitute an Event of Default or Potential Default unless waived; and

          (iv) Since the Closing Date, no event or events shall have occurred and be continuing which would have, or would reasonably be expected to result in, a Material Adverse Change;

          (b) the Servicing Agent shall have:

               (i) Received confirmation from the Servicer that all documents required to be contained in the Settlement Package with respect to each Settlement to be acquired with the proceeds of such Advance have been received and appear to be in satisfactory form and in compliance with the requirements of this Agreement;

               (ii) Received such other approvals, opinions or documents as the Agent or the Servicing Agent may reasonably request, including, but not limited to, an opinion from counsel acceptable to the Agent that each Settlement against which such Advance is to be made is an Eligible Settlement in accordance with this Agreement (such opinion may rely, with respect to factual matters, on written representations made by the Seller, the Broker, if any, and the Borrower)( it being understood that each of the Agent and the Servicing Agent hereby agree to give prompt notice of such reasonable request to the other);

               (iii) Completed a reasonable investigation, to the extent the Agent has determined such investigation to be necessary, with respect to each Settlement against which such Advance is to be made;

               (iv) Received, in the event the Settlement against which such Advance is to be made is being purchased in a state where no Settlement has previously been purchased by the Borrower, satisfactory advice from counsel to the Agent that the purchase of such Settlement does not violate or contravene the Law of such state (such opinion may rely on one or more opinions provided by local counsel, who shall be acceptable to the Agent, counsel to the Agent, and the Borrower, and whose legal fees shall be solely the expense of the Borrower); and

               (v) Certification evidencing coverage under the fidelity insurance policy referred to in Section 5.1(p).

     (c) The acceptance by the Borrower of each Advance shall be deemed to constitute, as of the date of such Advance, (i) a representation and warranty by the Borrower that the conditions in this Section 3.2 have been satisfied and
(ii) a confirmation and reaffirmation by the Borrower of the granting and continuance of the Agent's Liens on the Collateral on behalf of the Lenders pursuant to the Security Agreement.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower is a limited partnership duly formed and validly existing under the laws of the State of Delaware, is qualified to do business and is in good standing in all other states in which such qualification and good standing are necessary in order for the Borrower to conduct its business and own its property as conducted and owned in such states, except in such states where failure to qualify to do business would not have a materially adverse effect on the business operations or financial condition of the Borrower, has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and the other Advance Documents, has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber the Collateral, and to conduct its business as now and proposed to be conducted, and has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent they are material to such ownership, operation and conduct.

     (b) The General Partner is a corporation duly organized and existing in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing in all other states in which such qualification and good standing are necessary in order for the General Partner to conduct its business and own property as conducted and owned in such states, except in such states where failure to qualify to do business would not have a materially adverse effect on the business operations or financial condition of the Borrower, and has all requisite power and authority to conduct its business, to own its property and to execute and deliver this Agreement and the other Advance Documents as general partner and agent of the Borrower, and to execute, deliver and perform all of its obligations under the other Advance Documents to which it is a party.

     (c) The execution, delivery and performance by the Borrower and the General Partner of this Agreement, the Revolving Loan Notes, the Security Agreement, the Assignment Agreement, the Servicing Agreement, and each Lock-Box Agreement are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (i) the Borrower's partnership agreement or (ii) any law or contractual restriction binding on, or affecting, the Borrower.

     (d) No authorization or approval or other action by, and no notice to or registration of or filing with, any Governmental Authority or regulatory body or holder of any Indebtedness is required for the due execution, delivery and performance by the Borrower, or to insure the legality, validity, binding effect or enforceability of, this Agreement, the Revolving Loan Notes, the Security Agreement and the Servicing Agreement.

     (e) This Agreement, the Security Agreement, the Assignment Agreement and the Servicing Agreement are, and the Revolving Loan Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     (f) There are no judgments or other judicial or administrative orders outstanding against the Borrower nor is there any pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement, the Revolving Loan Notes, the Security Agreement, the Assignment Agreement, the Servicing Agreement or any Lock-Box Agreement.

     (g) The Borrower is not in violation of any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any indenture, lease, loan or other agreement to which it is a party or by which it or its assets may be bound or affected, the violation of which may reasonably be expected to have a material adverse effect upon the ability of the Borrower to perform any of its obligations under this Agreement or a material adverse effect upon the ability of the Borrower to perform any of their respective obligations the other documents related thereto to which it is party.

     (h) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (j) The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all of its records are located at the address of the Borrower referred to in Section 7.2 (or at such other locations as to which the notice and other requirements specified in Section 5.1(d) shall have been satisfied).

     (k) The names and addresses of all the lock-box banks, together with the account number of the Collection Account, of the Borrower at such lock-box banks, are specified in Schedule I hereto (which shall be deemed to include any other lock-box banks or Collection Account as to which the notice and other requirements specified in the Servicing Agreement have been satisfied).

     (l) Except as set forth on Schedule VI, neither the Borrower nor any of its ERISA Affiliates has maintained or participated in any Plan during the past six
(6) years. With respect to any such Plan, (i) such Plan complied and complies in all material respects with all applicable requirements of law and regulations,
(ii) no Reportable Event has occurred with respect to any such Plan, (iii) no such Plan has been terminated, and (iv) no funding deficiency has occurred in respect of any such Plan, except, in each case, where the occurrence of any of the foregoing could not be reasonably expected to result in liability to the Borrower in excess of $50,000.

     (m) The balance sheets and statements of income and cash flows of the Borrower as of December 31, 1996 (i) have been prepared in accordance with GAAP, and (ii) are true and complete and present fairly the respective financial condition and results of operations of the Borrower, and said balance sheets accurately reflect the all of the respective liabilities, including contingent liabilities of the Borrower.

     (n) The Borrower has filed all federal, state and local tax returns which it is required by Law to file and has paid all taxes, assessments and other governmental charges due in respect of its respective returns, except to the extent that any such taxes, assessments or other governmental charges are being contested in good faith and as to which the Borrower has set aside on its books adequate reserves and in respect of which no Liens have attached to or been filed against the Collateral. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower for any period.

     (o) Except as described in Schedule II hereto, the Borrower is not a party to any material lease, contract, agreement, understanding or commitment of any kind (including without limitation all agreements which, if breached, could directly or indirectly have a Material Adverse Effect), and to the best of the Borrower's knowledge, (a) all parties (including the Borrower) to all such material leases, contracts, agreements, understandings and commitments, have complied with the provisions thereof, (b) no such party (including the Borrower) is in default under any provision thereof, and (c) no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

     (p) Neither this Agreement nor any other Advance Document to which the Borrower is a party, or any certificate or statement furnished to the Agent, the Servicing Agent or any Lender in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower which has or may have a Material Adverse Effect which has not been set forth in this Agreement or in the other Advance Documents, certificates and statements furnished to the Agent, the Servicing Agent or any Lender in connection with the transactions contemplated hereby.

     (q) There has occurred no event which constitutes a Potential Default or an Event of Default.

     (r) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the making of the Advances and the use of the proceeds thereof by the Borrower will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     (s) The Borrower has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests, and encumbrances except those held by the Agent, and other Permitted Liens.

     SECTION 4.2 Additional Representations and Warranties of the Borrower with Respect to Settlements. With respect to each Settlement against which an Advance shall be made, the Borrower represents and warrants, as of the time of its purchase of such Settlement, as follows:

     (a) The Settlement is an Eligible Settlement;

     (b) To the best knowledge of the Borrower, the Settlement is the legal, valid and binding obligation of each Obligor related thereto, enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity;

     (c) The assignment of the Seller's right to receive payments under such Settlement does not contravene or conflict with any applicable laws, rules or regulations or any contractual or other restriction, limitation or encumbrance;

     (d) To the best knowledge of the Borrower, the Settlement has not, nor has any document in the related Settlement Package, been satisfied, subordinated or rescinded;

     (e) The Settlement is unrelated to an Obligor (if such Settlement is not funded by a Qualified Annuity), Designated Annuity Funding Company (if such Settlement is funded by a Qualified Annuity), or Seller either of which is (i) the subject of a bankruptcy, insolvency or receivership proceeding or unable to make payments on its obligations when due, unless, with respect to a Seller, the bankruptcy court having jurisdiction over such Seller has approved the sale of the Settlement to the Borrower, (ii) not located in the United States, or (iii) an Insurer or other entity which the Agent or the Servicing Agent has previously notified the Borrower is unacceptable to the Agent or the Servicing Agent, as applicable, in its commercially reasonable judgment;

     (f) The Settlement has no related guaranty, letter of credit providing support therefor, or collateral security therefor, other than any guaranty, letter of credit or collateral security that has been assigned by the Borrower to the Agent;

     (g) The Seller has represented and warranted to the Borrower in writing that:

          (i) the Settlement is not the primary source of income of the Seller, and the Seller does not have any disability or other incapacity that would prevent the Seller from being gainfully employed;

          (ii) the proceeds of the sale of the Settlement to the Borrower will be used for the valid personal, business or commercial purposes of the Seller;

          (iii) the Seller has been advised of, and understands, the advantages and disadvantages of a sale of the Settlement pursuant to the related Purchase Agreement through consultation with such legal, tax and accounting advisors as the Seller deems necessary, and the Seller has been represented by counsel in the negotiation and execution of the related Purchase Agreement;

          (iv) the Seller is competent to enter into the related Purchase Agreement, has executed such agreement voluntarily, and has legitimate reasons for selling the Settlement thereby; and

          (v) the sale of the Settlement under the Purchase Agreement is being made by the Seller in good faith and without actual intent to hinder, delay or defraud the Seller's present or future creditors;

     (h) Counsel for the Seller has issued a letter to the effect that Counsel has explained to the Seller the terms of the transaction contemplated in the Purchase Agreement, and is satisfied that the Seller understands the nature and terms of such transaction;

     (i) To the best knowledge of the Borrower, the insurance policy, annuity contract or other instrument, if any, obligating an Obligor or Designated Annuity Funding Company to make one or more payments with respect to the
Settlement:

          (A) has been duly authorized and, together with the Settlement, constitutes the legal, valid and binding obligation of such Obligor or Designated Annuity Funding Company, as applicable, in accordance with its terms; and

          (B) together with the Settlement, does not contravene in any respect any requirement of law applicable thereto;

     (j) The Seller's Questionnaire related to the Settlement has been reviewed and approved by the Borrower;

     (k) The Settlement has a Purchase Yield no less than the ING CoF plus seven and one-half percent (7.50%);

     (l) The Borrower has taken and completed all actions reasonably required under the UCC to protect and perfect its interest in the Settlement;

     (m) Any one or more payments by the Borrower to the Seller or the Seller's designated payee(s) of all or a part of the Purchase Price agreed upon by the Seller and Borrower in the Purchase Agreement have been, or will be, duly authorized by an Authorized Officer of the Borrower; and

     (n) All of the applicable Eligible Settlement Purchase Procedures have been completed;

     (o) the Borrower has (i) obtained and maintains a life insurance policy on the life of the Seller related to such Settlement Agreement in an amount sufficient to fund the aggregate amount of all non-guaranteed Periodic Payments, if any, due or to become due in respect of such Settlement Agreement and (ii) caused the collateral assignment of the beneficial interest in respect of such life insurance policy in favor of the Agent, for the benefit of itself, the Servicing Agent and the Lenders; and

     (p) in the event that any Obligor of, or the Designated Annuity Funding Company in respect of, such Settlement may, at its option, upon the death of the Seller related to such Settlement, prepay any Periodic Payments to become due thereunder, the discount rate applicable to such prepayment shall not exceed the Purchase Yield in respect of such Settlement.


                      ARTICLE 5. COVENANTS OF THE BORROWER

     SECTION 5.1 Affirmative Covenants. So long as any Obligations shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     (b) Reporting Requirements. Furnish to the Agent (with sufficient copies for each Lender):

          (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited financial statements for such year for the Borrower, containing financial statements for such year certified in a manner acceptable to the Agent by Coopers & Lybrand or other independent public accountants acceptable to the Agent;

          (ii) as soon as available and in any event within twenty (20) Business Days after the end of each month, financial statements of the Borrower, including, but not limited to, a balance sheet and income statement, as of the end of such month, certified by the chief financial officer of the Borrower;

          (iii) as soon as possible and in any event within five (5) days after the occurrence of each Potential Default or Event of Default, a statement of the chief financial officer of the Borrower setting forth the nature and period of existence of such Potential Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its Partners, and copies of all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange;

          (v) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower files under ERISA, with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower receives from such entity;

          (vi) promptly after the Borrower knows that any Reportable Event has occurred with respect to any Plan, the occurrence of which could reasonably be expected to have a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole, and, in any event, within thirty (30) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto; and

          (vii) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Agent or any Lender may from time to time reasonably request.

     (c) Settlement Reporting. Furnish to the Agent:

          (i) as soon as available and in any event within seven (7) Business Days after the end of each month, a report (the "Monthly Report") in the form of Exhibit M attached hereto or such other form satisfactory to the Agent in its commercially reasonable discretion related to all Purchased Settlements as of the last Business Day of the immediately preceding month setting forth (i) each Delinquent Settlement (with an explanation for such status) as of the end of such month, (ii) each Settlement which has been returned to the Servicer pursuant to Section 3.3 of the Servicing Agreement as of the end of such month, (iii) the Weighted Average Maturity for each Claim Group, (iv) the present value of the Purchased Settlements, (v) the Delinquency Ratio, (vi) the excess of the Net Pool Weighted Average Yield over the Weighted Average Forward Rate of all outstanding Settlement Advances and Settlement Differential Advances which are not Match Funded, as of the next succeeding Monthly Payment Date, and (vii) the aggregate value of all of the Purchased Settlements, together, in each case, with the calculations thereof in a form satisfactory to the Agent in its commercially reasonable discretion;

          (ii) on the Commitment Termination Date, a report identifying each Purchased Settlement on the day immediately preceding the Commitment Termination Date;

          (iii) upon the Agent's request, on any day, a report identifying each Purchased Settlement on such day; and

          (iv) with each Notice of Borrowing, and no less than weekly, on the first Wednesday following the end of each calendar week (to the extent not delivered earlier in any such week in accordance with this clause), a fully completed Borrowing Base Certificate;

     (d) UCC Matters; Protection and Perfection of Security Interests. Keep its principal place of business and chief executive office, and the office where it keeps its records, at the address of the Borrower referred to in Section 4.1(j), or, upon thirty (30) days' prior written notice to the Agent, the Servicing Agent and the Lenders, at such other locations within the United States where all actions necessary reasonably requested by the Agent to protect and perfect the interest of the Agent in the Collateral have been taken and completed. The Borrower will not make any change to its name or use any tradenames, fictitious names, assumed names or "doing business as" names, unless prior to the effective date of any such name change or use, the Borrower delivers to the Agent such executed financing statements as the Agent may request to reflect such name change or use, together with such other documents and instruments as the Agent may request in connection therewith. The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary and/or reasonably required by the Agent to perfect, protect or more fully evidence the interest in the Purchased Settlements acquired by the Borrower under the applicable Purchase Agreements, or to enable the Agent to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, upon the request of the Agent, the Borrower will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may require. The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral and the Collections now existing or hereafter arising without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

     (e) Access to Certain Documentation and Information Regarding the Settlements.

          (i) Provide the Agent, the Lenders and/or any of their respective duly authorized representatives, attorneys or accountants access to any and all documentation that the Borrower may possess regarding the Settlements, such access being afforded without charge, but only upon reasonable request and during normal business hours, so as not to interfere unreasonably with the Borrower's normal operations, at the office of the Borrower.

          (ii) Maintain with respect to Purchased Settlements, accounts and records as to each Purchased Settlement that are accurate and sufficiently detailed so as to permit (x) the reader thereof to know as of the most recently ended calendar month the status of each Purchased Settlement including payments made and payments owing (and whether or not such payments are past due), and (y) reconciliation of payments on each Purchased Settlement and the amounts from time to time deposited in the Collection Account in respect thereof.

     (f) Accounting System. Maintain a financial accounting system determined by Coopers & Lybrand or such other independent certified public accountants acceptable to the Agent on an ongoing basis to be adequate (to the extent that the procedures contained in such system are complied with) to generate timely, accurate and complete financial records of the Borrower.

     (g) Existence and Rights; Compliance with Laws. Preserve and keep in full force and effect its limited partnership existence, rights, permits, patents, franchises, licenses, trademarks and trade names and obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and comply in all material respects with any and all Laws which may at any time be applicable to it.

     (h) Books and Records. Maintain proper and complete financial and accounting books and records.

     (i) Taxes. Pay when due all taxes, assessments, charges and levies imposed upon it or any of its respective properties or which it is required to withhold and pay over, and provide evidence of such payment to the Agent if requested, except where such taxes, assessments or charges shall be contested in good faith by appropriate proceedings and where adequate reserves therefor have been set aside on its books, provided that Borrower shall pay or cause to be paid all such taxes, assessments, charges, and levies in excess, individually or in the aggregate, in excess of $50,000 or if any Lien is or is reasonably likely to be filed with respect thereto against the assets of the Borrower. Within ten (10) days of the Agent's request therefor, Borrower will furnish the Agent with copies of federal income tax returns filed by the Borrower.

     (j) Maintenance of Properties. Maintain all of its tangible property (except for obsolete property not yet disposed of) in good repair, working order and condition and, from time to time, make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto.

     (k) Performance and Compliance with Material Agreements. Perform and comply with each of the provisions of all material agreements of the kind described in
Section 4.1(g) to which it is a party.

     (l) Litigation. Give prompt notice to the Agent, the Servicing Agent and each Lender, of all litigation or proceedings affecting it which, (a) if adversely determined, could have a Material Adverse Effect, or (b) in any event, in which damages exceeding $200,000 (if such damages would be covered by insurance) or $100,000 (if such damages would not be covered by insurance) are claimed (whether or not the claim is considered to be covered by insurance) in respect of any litigation or proceeding, or any series of related litigation or proceedings, or, in the aggregate in respect of all litigation and proceedings occurring during any twelve (12) month period.

     (m) Notice of Defaults. Within one Business Day after becoming aware thereof, notify the Agent, the Servicing Agent and each Lender promptly of the occurrence of any Event of Default or Potential Default hereunder, which notice shall describe such event and the actions which the Borrower intends to take with respect thereto.

     (n) Change of Business Location; Change of Lock-Boxes, Collection Accounts, or Lock-Box Banks. (i) Notify the Agent at least thirty (30) days in advance of
(x) any change in the location of the principal place of business of the Borrower, (y) the establishment of any new, or the discontinuance of any existing, place of business, or (z) any change to its name or of the use of any tradenames, fictitious names, assumed names or "doing business as" names, and, in each case, execute, deliver, and file (and, if necessary, pay related filing fees and taxes) all such documents as may be necessary or advisable in the opinion of the Agent and the Agent's legal counsel to continue to perfect and protect the Liens of the Agent in the Collateral (including, without limitation, UCC financing statements). Notwithstanding anything contained herein to the contrary, the Borrower may not move its principal place of business to a location outside of the United States.

          (ii) Notify the Agent at least thirty (30) days in advance of terminating any Lock-Box, Collection Account or Lock-Box Bank, and provide for such termination and handling procedures for Collections previously directed to be sent thereto as shall be acceptable to the Agent in its commercially reasonable judgment. Notify the Agent at least ten (10) days in advance of adding any new lock-box, bank account or bank as a new Lock-Box, Collection Account or Lock-Box Bank and, prior to directing any Obligors or Designated Annuity Funding Company to remit Collections thereto, deliver a fully executed Lock-Box Agreement with respect to any such new Lock-Box, Collection Account or Lock-Box Bank, as applicable, to the Agent.

          (iii) Agree that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Agent's interest in the Purchased Settlements, or to enable the Agent to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Borrower will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may reasonably request. The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Settlements and the other collateral now existing or hereafter arising without the signature of the Borrower where permitted by law.

     (o) Payment of Obligations. Pay all Permitted Indebtedness when due in accordance with the terms thereof; provided, however, that unless an Event of Default or Potential Default is then continuing or would result therefrom, the Borrower shall be permitted to prepay any such obligations owing to any Person other than an Affiliate.

     (p) Fidelity Insurance. Maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Borrower in any capacity with regard to the Purchased Settlements to handle documents and papers related thereto. Any such fidelity insurance shall protect and insure the Borrower against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least $5,000,000, and in a form acceptable to the Agent in its commercially reasonable judgement. No provision of this Section 5.1(p) requiring such fidelity insurance shall diminish or relieve the Borrower from its duties and obligations as set forth in this Agreement. The Borrower shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Borrower. Upon the request of the Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Agent a certification evidencing coverage under such fidelity policy. Any such insurance policy shall not be cancelled or modified in a materially adverse manner without ten (10) days' prior written notice to the Agent, the Servicing Agent and each Lender.

     (q) Opinion Updates. The Borrower shall provide the Agent with updated opinions on each five-year anniversary of the Closing Date, with respect to the opinion described in Section 3.1(i).

     SECTION 5.2 Negative Covenants. So long as any Obligations shall remain unpaid or any of the Lenders shall have any Commitment hereunder, the Borrower will not, without the written consent of the Required Lenders:

     (a) Business Activities. Conduct any business other than

     (1) the acquisition from time to time of any or all right, title and interest in and to any right to receive one or more pre-scheduled deferred payments including (i) any right to the underlying payments of Eligible Settlements including payments arising out of claims on insurance policies related thereto, (ii) any rights to payments of awards from lotteries operated or sanctioned by federal, state or local governmental authorities and (iii) any other asset consisting of the right held by any Person to receive one or more of such pre-scheduled deferred payments whether arising under contract, a claim at law, judicial award, gift, bequest or otherwise (collectively, the "Payment Contracts");

     (2) the execution and delivery by the Borrower from time to time of agreements, each between the Borrower, as transferee, and one or more other parties, including Affiliates, as transferors (collectively, the "Payment Contracts Seller"), to effect the transfer from the Payment Contracts Seller to the Borrower of various Payment Contracts and any related insurance policies and any proceeds or further associated rights (the "Related Security") agreed upon by the Borrower and the Payment Contracts Seller, in each case pursuant to the terms of one or more agreements providing therefor;

     (3) the execution and delivery by the Borrower from time to time of agreements, each between the Borrower, as transferor, and one or more other parties, including Affiliates, as transferees (collectively, the "Payment Contracts Buyer"), to effect the transfer from the Borrower to the Payment Contracts Buyer of various Payment Contracts and any Related Security agreed upon by the Borrower and the Payment Contracts Buyer, in each case pursuant to the terms of one or more agreements providing therefor;

     (4) the conveyance by the Borrower from time to time of Payment Contracts and/or any Related Security into one or more trusts or other issuing vehicles (each, an "Issuing Vehicle") that will issue interests in or debt secured by Payment Contracts and any Related Security (such interests and/or debt, collectively, the "Issuing Vehicle Securities"), in each case pursuant to the terms of one or more agreements providing therefor;

     (5) the establishment by the Borrower from time to time of Issuing Vehicles for the issuance and sale of Issuing Vehicle Securities, in each case pursuant to the terms of the agreement providing therefor;

     (6) the execution and delivery by the Borrower from time to time of underwriting agreements and purchase agreements related to the sale of Issuing Vehicle Securities by the Borrower;

     (7) the performance by the Borrower of all of its obligations under the aforementioned agreements;

     (8) the preparation, execution and delivery of any and all other documents and agreements as may be required in connection with the performance of the activities of the Borrower approved above; and

     (9) to engage in any lawful act or activity and to exercise any powers permitted under the Delaware ULPA that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

     (b) Sales, Liens, Etc. Except as permitted under the Security Agreement or pursuant to an Approved Asset Securitization, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Settlement or the related Settlement Amount or Collections, or upon or with respect to the Collection Account or any other account to which any Collections are sent, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure or provide for the payment of any Indebtedness of any Person.

     (c) Indebtedness. Create or suffer to exist any Indebtedness, except for Permitted Indebtedness.

     (d) Loans and Advances. Make any loans or advances to any Person.

     (e) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Borrower or any rights or options to acquire any such interest; provided, however that so long as the Borrower is not an organization taxable as a corporation, for each fiscal year of the Borrower, the Borrower may make distributions to its Partners in an aggregate amount equal to the federal, state, and local income tax liability of such Partners with respect to income of the Borrower attributable to such Partners.

     (f) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

     (g) Dissolution and Merger. Wind-up, liquidate or dissolve its affairs, convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets (whether now owned or hereafter acquired).

     (h) Investments. Except pursuant to any Approved Asset Securitization, make any investment of capital in any Person either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business or Person.

     (i) Extraordinary Transactions. Except pursuant to any Approved Asset Securitization, enter into or agree to enter into any transaction that is not in the ordinary course of business.

     (j) Change of Business or Capital Structure. (i) Change the nature of its business or enter into a new business or (ii) change the legal form of its business or (iii) make any change in the capital structure thereof which could reasonably be expected to be detrimental to the interests of the Agent, the Servicing Agent and/or any of the Lenders.

     (k) Change in Agreement of Limited Partnership. Amend or modify or the Agreement of Limited Partnership which could reasonably be expected to be detrimental to the interests of the Agent, the Servicing Agent and/or any of the Lenders.

     (l) Bankruptcy Proceedings. (1) Commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to itself, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to itself or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for itself or any part of its assets, (3) make a general assignment for the benefit of creditors, (4) take any action in furtherance of, or consenting to or acquiescing in, any of the foregoing, (5) initiate or support the filing of a motion in any bankruptcy or other insolvency proceedings involving any of its Affiliates to substantively consolidate itself with any such Person.

     (m) Deposits in Lock-Box or the Collection Accounts. (i) Deposit at any time any proceeds of any Collateral in any of the Borrower's bank accounts other than the Collection Account, (ii) direct any Obligor or Designated Annuity Funding Company to make any payments of any Settlements to any other destination other than a Lock-Box or the Collection Account or (iii) permit the assets of any Person (other than the Borrower) to be deposited into any of the Lock-Boxes or the Collection Accounts.


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
     (n) Limitation of Overhead Expenses. Incur in any month Overhead Expenses in excess of 125% of the Approved Working Capital Budget for such month.


                          ARTICLE 6. EVENTS OF DEFAULT

     SECTION 6.1 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

     (a) (i) The Borrower shall fail to make any required payment of principal or interest when due hereunder and such failure shall continue unremedied for three (3) Business Days thereafter or (ii) the Borrower shall fail to make any required payment on any other Obligation when due hereunder and such failure shall continue unremedied for twenty (20) days after notice to the Borrower from the Agent, the Servicing Agent or any Lender.

     (b) The Borrower or the General Partner shall be the subject of an Insolvency Event and, in the case of any involuntary Insolvency Event instituted against the Borrower or the General Partner either such Insolvency Event remains undismissed for thirty (30) days or any of the remedies sought in any such proceeding are granted;

     (c) Any representation or warranty made or deemed to be made by the Borrower (or any of its officers or managers) under or in connection with this Agreement or a Monthly Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

     (d) The Borrower shall fail to perform or observe any other material term, covenant or agreement, except as described in Sections 6.1(a) or 6.1(c), contained in this Agreement, the Security Agreement, the Servicing Agreement or any other agreement or document executed in connection herewith or therewith on its part to be performed or observed and any such failure shall remain unremedied for twenty (20) days after written notice thereof shall have been given by the Agent to the Borrower; or

     (e) The Borrower shall fail to perform any reporting requirements contained in this Agreement, and in the case of audited financial statements, monthly financial reports, and all other reports, agreements or documents, such failure to perform shall remain unremedied for twenty (20), ten (10), and five (5) Business Days, respectively; or

     (f) The Delinquency Ratio with respect to Settlements for any three consecutive Collection Periods shall equal or exceed ten percent (10.00%); or

     (g) There shall have been any Material Adverse Change in the financial condition or operations of the Borrower or the General Partner or there shall have occurred any event which has a Material Adverse Effect on the collectibility of all or a portion of the Purchased Settlements or the enforceability of the Purchased Settlements, Purchase Agreements, or the Notices of Direction of Payments, or there shall have occurred any other event which has a Material Adverse Effect on the ability of the Borrower to perform hereunder; or

     (h) The Borrower shall become, or become controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     (i) The Borrower or the General Partner shall fail to pay any principal of or interest on any Indebtedness (excluding the Indebtedness evidenced by the Revolving Loan Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

     (j) the aggregate of the Values of all Eligible Settlements owing by (i) to the extent such Eligible Settlements are not funded by Qualified Annuities, any Obligor thereof or (ii) to the extent such Eligible Settlements are funded by Qualified Annuities, any applicable Designated Annuity Funding Company, which, in either case, is the subject of an Insolvency Event, shall be equal to or greater than ten percent (10.00%) of the aggregate of the Values of all of the Eligible Settlements; or

     (k) Any of the following events shall occur:

     (i) any two of James Delaney, Gary Veloric or Michael Goodman shall for any reason terminate their active participation in the conduct of the Borrower's business or are removed as directors of the General Partner; or

     (ii) the General Partner shall cease to be directly or indirectly controlled by Messrs. Delaney, Veloric and/or Goodman.

     (l) Any Class A Partner (as defined in the Agreement of Limited Partnership) fails to make the additional capital contributions to the Borrower required by Section 3.3(a) of the Agreement of Limited Partnership; or

     (m) The Agent shall cease to have a first priority perfected security interest in all of the Collateral;

     (n) A Servicer Default shall occur and shall either (i) remain unremedied or (ii) the defaulting Servicer shall not have been replaced, in either case, within sixty (60) days after notice thereof is given by the Agent or any Lender to the Servicer and the Borrower;

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
     (o) (i) the aggregate outstanding principal amount of Advances (other than Discretionary Non-Ratable Advances) shall exceed the Borrowing Base for one (1) Business Day or (ii) the aggregate outstanding principal amount of all Discretionary Non-Ratable Advances shall exceed the Discretionary Non-Ratable Advances Borrowing Base for (1) Business Day;

     (p) The aggregate of (i) the Unfunded Liabilities of all Single Employer Plans; (ii) in the event that any member of the Controlled Group shall withdraw from any Multiemployer Plan, or any Multiemployer Plan shall be in "Reorganization" or shall be "Insolvent", as defined in ERISA, in each case, if the Reorganization or Insolvent status continues unremedied for thirty (30) days, in any such case, the aggregate amount of any liability of the Borrower and its Subsidiaries resulting from such withdrawal, Reorganization or Insolvent status; and (iii) in the event that (A) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, for which an excise tax is due or would be due in the absence of a waiver, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to Section 4043(a), (d) or (e) of ERISA is given and, in the case of the commencement of proceedings, the continuance of such proceedings for ten (10) days after commencement thereof, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (E) any other event or condition shall occur or exist with respect to any Plan; and in each case in clauses (A) through (E) of this Section 6.1(p), such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Borrower or any of the Subsidiaries to any tax, penalty or other liabilities, such aggregate amount of tax, penalty, or other liabilities; shall in the aggregate, exceed $50,000;

     (q) A breach of Section 8.8(c) of the Agreement of Limited Partnership shall occur; or

     (r) the Net Pool Weighted Average Yield on those Purchased Settlements that are Eligible Settlements that are allocated to a Matched Group shall be less than a per annum rate equal to (i) the weighted average of the Fixed Rates on all Match Funded Advances plus (ii) two percent (2%).


     SECTION 6.2 Remedies.

     (a) Termination. Immediately upon the occurrence of an Event of Default as described in Section 6.1(b), the Commitment Termination Date and the Facility Termination Date shall be deemed to have occurred automatically and all of the Advances then outstanding, all interest thereon and all other amounts payable by the Borrower hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, anything herein to the contrary notwithstanding. Upon the occurrence of any other Event of Default or at any time thereafter during the continuation of such Event of Default, the Agent may (and, at the direction of the required constituency of Lenders which would be required to waive any such Event of Default, shall), if the Commitment Termination Date hereunder has not theretofore occurred, declare the Commitment Termination Date to have occurred and declare the Commitments of all of the Lenders and their respective obligations to make Advances, and the Servicing Agent's obligations to make Advances, to be terminated, whereupon the same shall forthwith terminate and all of the Advances then outstanding, all interest thereon and all other amounts payable by the Borrower hereunder shall immediately thereupon become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, anything herein to the contrary notwithstanding.

     (b) Additional Remedies. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have, in addition to all other rights and remedies under this Agreement and the other Advance Documents, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                            ARTICLE 7. MISCELLANEOUS

     SECTION 7.1 Amendments, Etc. Subject to the provisions of this Article 7, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Advance Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder (in each case, except as provided below); provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Postpone or extend the Commitment Termination Date, the Facility Termination Date, the Scheduled Commitment Termination Date or any other date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable to such Lender;

          (ii) Reduce the principal amount of any outstanding Advances, or reduce the rate or extend the time of payment of interest or fees thereon;

          (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters;

          (iv) Change the amount of the Commitment of any Lender hereunder;

          (v) Permit the Borrower to assign its rights under this Agreement;


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
          (vi) Amend Section 2.9 or this Section 7.1;

          (vii) Release any guarantor of the Obligations or all or substantially all of the Collateral;

and, provided, further, that no such supplemental agreement shall, without the consent of the Supermajority Lenders:

          (i) Amend the definition of "Borrowing Base", "Designated Annuity Funding Company Concentration Amount", "Designated Annuity Funding Company Concentration Limit", "Eligible Settlement", "Post-Asset Securitization Annuity Provider Concentration Amount", "Post-Asset Securitization Annuity Provider Concentration Limit", "Settlement Concentration Amount", "Settlement Concentration Limit", and "Value"; or

          (ii) Waive compliance with or any default arising under or otherwise amend any of Sections 5.1(d), 5.1(e)(i), 5.2(e), 5.2(j), 5.2(k), 5.2(l),
     5.2(m)(ii), 6.1(a), 6.1(b), 6.1(d) (to the extent related to the noncompliance with any other section referred to in this clause (ii)), 6.1(f), 6.1(g) (to the extent the Supermajority Lenders have agreed that a Material Adverse Change has occurred pursuant to Section 6.1(g)), 6.1(h), 6.1(j) 6.1(k), 6.1(m), 6.1(o), 6.1(q) or 6.1(r).

No amendment of any provision of this Agreement or the Servicer Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement or the Servicer Agreement relating to the Servicing Agent shall be effective without the written consent of the Agent and the Servicing Agent.

     SECTION 7.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at The Graham Building, 15th and Ranstead Streets, Philadelphia, Pennsylvania 19102, Attention: Gary Veloric; if to the Agent, at its address at 135 East 57th Street, 9th Floor, New York, New York 10022,
Attention: Structured Finance - Robert L. Novick, Facsimile No.: (212) 593-3362; and if to the Servicing Agent, at its address at PNC Bank Center, 1600 Market Street, 31st Floor, Philadelphia, Pennsylvania 19103, Attention: Thomas A. Gutman, Facsimile No.: (215) 585-8351 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, upon return of the completed delivery receipt when sent via United States certified mail, or (ii) notice by overnight courier, one Business Day after being deposited with a national overnight courier service, except that notices and communications to the Agent or the Servicing Agent, as applicable, pursuant to Article 2 shall not be effective until received by the Agent or the Servicing Agent, as applicable,.

     SECTION 7.3 No Waiver; Remedies. No failure on the part of the Agent, the Servicing Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Revolving Loan Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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
     SECTION 7.4 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.1(b).

     SECTION 7.5 Costs, Expenses and Taxes; Indemnification. The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification and amendment of this Agreement, the Revolving Loan Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Servicing Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement pursuant to the terms of the Fee Letter. The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Revolving Loan Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7.5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Revolving Loan Notes and the other documents to be delivered hereunder, and agrees to save the Agent, the Servicing Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     The Borrower further agrees to (i) reimburse the Agent, the Servicing Agent and each Lender for any reasonable costs and expenses (including, without limitation, attorneys' and paralegals' fees and expenses) incurred by the Agent in defending any suit brought against it by the Borrower or any other Person in connection with the transactions contemplated by this Agreement, and (ii) indemnify and hold the Agent, the Servicing Agent and each Lender, and their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by any Person, whether threatened or initiated, asserting any claim for legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any federal or state usury laws or under any common law or equitable cause or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement or any other document executed in connection herewith, provided that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee seeking such indemnification. Each Indemnitee will promptly notify the Borrower of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit the Borrower to participate in the defense of any Indemnitee in any such proceeding and shall consult with the Borrower prior to agreeing to any settlement related thereto (provided that the Indemnitees retain the sole right to agree to any such settlement). The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing fees, costs and expenses shall be part of the Obligations, payable upon demand, and secured by the Collateral.

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
     SECTION 7.6 Right of Set-off; Ratable Payments; Relations Among Lenders.
(a) Upon the occurrence and during the continuance of any Event of Default, each of the Agent, the Servicing Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, the Servicing Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Revolving Loan Notes, whether or not the Agent, the Servicing Agent or such Lenders shall have made any demand under this Agreement or the Revolving Loan Notes and although such obligations may be unmatured. The Agent, the Servicing Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent, the Servicing Agent and the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent, the Servicing Agent and the Lenders may have.

     (b) If any Lender, other than the Servicing Agent in its capacity as the Servicing Agent at any time prior to the election of the Daily Settlement Option, whether by setoff or otherwise, has payment made to it upon its Advances in a greater proportion than that received by any other Lender (other than with respect to Discretionary Non-Ratable Advances), such Lender agrees, promptly upon demand, to purchase a portion of the Advances held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Advances. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     (c) (i) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 7.6(a), the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Advance Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Advance Documents, at the direction of the Agent.

          (ii) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent and the Servicing Agent) authorized to act for, any other Lender.

     SECTION 7.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Agent, the Servicing Agent and each Lender, and their

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
respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent, the Servicing Agent and the Required Lenders. Each Lender may assign to one or more banks or other entities all or any part or portion of, or may grant participations to one or more banks or other entities in all or any part or portion of its rights and obligations hereunder (including, without limitation, its Commitment, its Revolving Loan Notes or its Advances); provided, however, that each such assignment (i) shall be in form and substance acceptable to the Agent and (ii) shall be to a bank or other financial institution which is acceptable to the Agent in its sole discretion; provided, further, however, that no such assignment shall be permitted without the Borrower's prior written consent (which consent shall not be unreasonably withheld) unless a Default or Potential Default shall have occurred and be continuing at the time thereof. The Agent shall provide information regarding such assignments to the Servicing Agent as is necessary to allow the Servicing Agent to properly fulfill its obligations hereunder, and the Servicing Agent shall be entitled to rely on such information provided by the Agent without any independent investigation or analysis. Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement. Without limiting the foregoing, each assignee and each purchaser of an assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder with respect to the rights and benefits so assigned or participated as it would have if it were a Lender hereunder.

     SECTION 7.8 Effect on Limited Partners. This Agreement and the Revolving Loan Notes do not represent a debt, liability, or obligation of any limited partner of the Borrower or any shareholder of the General Partner, and none of such shareholders of the General Partner or any other Persons shall have any liability for the Borrower's debts, liabilities or other Obligations under this Agreement, the Revolving Loan Notes and the Servicing Agent Notes.

     SECTION 7.9 GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING LOAN NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.10 Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

     SECTION 7.11 Tax Characterization. The parties hereto intend for the transactions effected hereunder to constitute a financing transaction for federal taxation purposes.

     SECTION 7.12 Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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
                              ARTICLE 8. THE AGENT

     SECTION 8.1 Appointment; Nature of Relationship. ING Capital is appointed by the Servicing Agent and the Lenders as the Agent hereunder and under each other Advance Document, and each of the Servicing Agent and the Lenders irrevocably authorizes the Agent to act as the contractual representative of the Servicing Agent and such Lender with the rights and duties expressly set forth herein and in the other Advance Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
8. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to the Servicing Agent or any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Servicing Agent and the Lenders with only those duties as are expressly set forth in this Agreement and the other Advance Documents. In its capacity as the Servicing Agent's and the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Servicing Agent or the Lenders, (ii) is a "representative" of the Servicing Agent and the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code as in effect in the State of New York and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Advance Documents. Each of the Servicing Agent and the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims the Servicing Agent and each Lender waives.

     SECTION 8.2 Powers. The Agent shall have and may exercise such powers under the Advance Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Servicing Agent or the Lenders, or any obligation to the Servicing Agent or the Lenders to take any action hereunder or under any of the other Advance Documents except any action specifically provided by the Advance Documents required to be taken by the Agent.

     SECTION 8.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Servicing Agent, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Advance Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Advance Documents.

     SECTION 8.4 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Advance Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Advance Document; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Advance Document or any other instrument or writing

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
furnished in connection therewith. The Agent shall not be responsible to the Servicing Agent or any Lender for any recitals, statements, representations or warranties herein or in any of the other Advance Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Advance Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Subsidiaries.

     SECTION 8.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Advance Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders, the Servicing Agent and on all holders of Revolving Loan Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Advance Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     SECTION 8.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Advance Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Servicing Agent or the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent, the Servicing Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Advance Document.

     SECTION 8.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Revolving Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     SECTION 8.8 The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Ratable Shares of any Advances (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Advance Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Advance Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Advance Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

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
     SECTION 8.9 Rights as a Lender. With respect to its Commitment, Advances made by it and the Revolving Loan Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Advance Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders", as applicable, shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Advance Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     SECTION 8.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Servicing Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Advance Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Servicing Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Advance Documents.

     SECTION 8.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Servicing Agent, the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower, the Servicing Agent and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower, the Servicing Agent and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Advance Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Advance Documents.

     SECTION 8.12 Collateral Documents. The Servicing Agent and each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action


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
contemplated by such documents. The Servicing Agent and each Lender agrees that neither the Servicing Agent nor any Lender shall have the right individually to seek to realize upon the security granted by any Advance Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Servicing Agent and the Lenders upon the terms of the Advance Documents.


                         ARTICLE 9. THE SERVICING AGENT

     SECTION 9.1 Appointment; Nature of Relationship. PNC Bank, National Association is appointed by the Agent and the Lenders as the Servicing Agent hereunder and under each other Advance Document, and each of the Agent and the Lenders irrevocably authorizes the Servicing Agent to act as the contractual representative of the Agent and such Lender with the rights and duties expressly set forth herein and in the other Advance Documents. The Servicing Agent agrees to act as such contractual representative upon the express conditions contained in this Article 9. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Servicing Agent shall not have any fiduciary responsibilities to the Agent or any Lender by reason of this Agreement and that the Servicing Agent is merely acting as the representative of the Agent and the Lenders with only those duties as are expressly set forth in this Agreement and the other Advance Documents. In its capacity as the Agent's and the Lenders' contractual representative, the Servicing Agent (i) does not assume any fiduciary duties to any of the Agent or the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Advance Documents. Each of the Agent and the Lenders agrees to assert no claim against the Servicing Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims the Agent and each Lender waives.

     SECTION 9.2 Powers. The Servicing Agent shall have and may exercise such powers under the Advance Documents as are specifically delegated to the Servicing Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Servicing Agent shall have no implied duties or fiduciary duties to the Agent or the Lenders, or any obligation to the Agent or the Lenders to take any action hereunder or under any of the other Advance Documents except any action specifically provided by the Advance Documents required to be taken by the Servicing Agent.

     SECTION 9.3 General Immunity. Neither the Servicing Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Agent, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Advance Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Advance Documents.

     SECTION 9.4 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. Neither the Servicing Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or

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
representation made in connection with any Advance Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Advance Document; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered solely to the Servicing Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Advance Document or any other instrument or writing furnished in connection therewith. The Servicing Agent shall not be responsible to the Agent or any Lender for any recitals, statements, representations or warranties herein or in any of the other Advance Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Advance Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Subsidiaries.

     SECTION 9.5 Action on Instructions of Lenders. The Servicing Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Advance Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders, the Agent and on all holders of Revolving Loan Notes. The Servicing Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Advance Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     SECTION 9.6 Employment of Agents and Counsel. The Servicing Agent may execute any of its duties as the Servicing Agent hereunder and under any other Advance Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Servicing Agent or the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Servicing Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Servicing Agent, the Agent and the Lenders and all matters pertaining to the Servicing Agent's duties hereunder and under any other Advance Document.

     SECTION 9.7 Reliance on Documents; Counsel. The Servicing Agent shall be entitled to rely upon any Revolving Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Servicing Agent, which counsel may be employees of the Servicing Agent.

     SECTION 9.8 The Servicing Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Servicing Agent ratably in proportion to their respective Ratable Shares of any Advances (i) for any amounts not reimbursed by the Borrower for which the Servicing Agent is entitled to reimbursement by the Borrower under the Advance Documents, (ii) for any other expenses incurred by the Servicing Agent on behalf of the Lenders, in connection with the interpretation, performance and administration of the Advance Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted

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
against the Servicing Agent in any way relating to or arising out of the Advance Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Servicing Agent.

     SECTION 9.9 Rights as a Lender. With respect to its Commitment, Advances and Servicing Agent Advances made by it and the Revolving Loan Note and Servicing Agent Note issued to it, the Servicing Agent shall have the same rights and powers hereunder and under any other Advance Document as any Lender and may exercise the same as through it were not the Servicing Agent, and the term "Lender" or "Lenders", as applicable, shall, unless the context otherwise indicates, include the Servicing Agent in its individual capacity. The Servicing Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Advance Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     SECTION 9.10 Successor Servicing Agent. The Servicing Agent may resign at any time by giving written notice thereof to the Agent, the Lenders and the Borrower, and the Servicing Agent may be removed at any time with or without cause by written notice received by the Servicing Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower, the Agent and the Lenders, a successor Servicing Agent. If no successor Servicing Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Servicing Agent's giving notice of resignation, then the retiring Servicing Agent may appoint, on behalf of the Borrower, the Agent and the Lenders, a successor Servicing Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Servicing Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Servicing Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Servicing Agent hereunder by a successor Servicing Agent, such successor Servicing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Servicing Agent, and the retiring Servicing Agent shall be discharged from its duties and obligations hereunder and under the other Advance Documents. After any retiring Servicing Agent's resignation hereunder as Servicing Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Servicing Agent hereunder and under the other Advance Documents.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Revolving Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    J.G. WENTWORTH S.S.C. LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By: J.G. WENTWORTH STRUCTURED
                                    SETTLEMENT FUNDING CORPORATION, as
                                    general partner


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    ING (U.S.) CAPITAL CORPORATION, as Agent and as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as Servicing Agent and as a Lender



                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                   ASSUMPTION AGREEMENT AND AMENDMENT NO. 2 TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


     THIS ASSUMPTION AGREEMENT AND AMENDMENT NO. 2 ("Assumption Agreement and Amendment") is made as of September 30, 1997, by J.G. Wentworth S.S.C. Limited Partnership, a Delaware limited partnership (the "Company"), J.G. Wentworth Receivables II, LLC, a Delaware limited liability company ("JGW II LLC"), ING (U.S.) Capital Corporation ("ING Capital") and PNC Bank, National Association ("PNC Bank").

     Reference is hereby made to (i) that certain Amended and Restated Revolving Credit Agreement dated as of February 11, 1997 (as amended to the date hereof, the "Credit Agreement") among the Company, the financial institutions from time to time parties thereto (the "Lenders"), ING Capital, in its capacity as a Lender and as contractual representative (the "Agent") on behalf of itself and the other Lenders, and PNC Bank, in its capacity as a Lender and as servicing agent (the "Servicing Agent"), (ii) that certain Amended and Restated Security Agreement dated as of February 11, 1997 (the "Security Agreement") executed by the Company in favor of the Agent, (iii) each of the Amended and Restated Revolving Loan Notes, dated as of February 11, 1997, of the Company to the order of ING Capital and PNC Bank, in the original principal amount of $75,000,000 and $30,000,000, respectively (the "Revolving Loan Notes"), (iv) that certain Revolving Loan Note, dated as of February 11, 1997, of the Company to the order of the Servicing Agent (the "Servicing Agent Note", and, together with the Revolving Loan Notes, the "Notes"), (v) that certain Agreement for Settlements Servicing dated as of August 24, 1995 (as amended, the "Servicing Agreement") among the Company, ING Capital and Electronic Data Systems Corporation, and (vi) all other "Advance Documents" (as defined in the Credit Agreement; the Credit Agreement, the Security Agreement, the Notes, the Servicing Agreement and the Advance Documents hereinafter referred to collectively as the "Wentworth S.S.C. Documents"). Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement as amended hereby.

     WHEREAS, the Company is the owner of 100% of the issued and outstanding member interests of JGW II LLC;

     WHEREAS, the Company and JGW II LLC are entering into that certain Purchase and Contribution Agreement pursuant to which the Company will, concurrently with the effectiveness of this Assignment and Assumption Agreement and from time to time hereafter, sell, transfer and otherwise assign to JGW II LLC all of its right, title and interest in and to the Settlements, whether now owned or hereafter existing, and certain other property related thereto; and

     WHEREAS, in connection with the foregoing, the Company wishes to assign to JGW II LLC all of its rights under the Wentworth S.S.C. Documents, and JGW II LLC desires to assume the obligations and liabilities of the Company under the Wentworth S.S.C. Documents; and

     WHEREAS, JGW II LLC has requested the Lenders, the Agent and the Servicing Agent to amend the Credit Agreement, and the Lenders, the Agent and the Servicing Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein, it being expressly understood that, except as expressly provided herein, this Assumption Agreement and Amendment shall in no event constitute a waiver by the Lenders, the Servicing Agent or the Agent of any breach of the Credit Agreement or any of the Lenders', the Servicing Agent's or the Agent's rights or remedies with respect thereto;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, the Company and JGW II LLC hereby agree as follows:

     1. Assignment and Assumption. Effective as of September 30, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 3 below:

     1.1. Assignment of Rights. The Company hereby assigns, without recourse, all of its rights under the Credit Agreement to JGW II LLC, including, without limitation, the right to obtain Advances, all on the terms and subject to the conditions set forth in the Credit Agreement. From and after the date hereof, the Company acknowledges and agrees that it shall cease to have any rights under the Credit Agreement, including, without limitation, any right to obtain Advances thereunder.

     1.2 Assumption of Obligations JGW II LLC hereby assumes, as its direct and primary obligation, the payment and performance of all of the liabilities and obligations of the Company under the Wentworth S.S.C. Documents, including, without limitation, the obligation to pay interest and fees with respect to all such liabilities and obligations, and indemnification obligations related thereto (collectively the "Assumed Obligations") and hereby agrees to make all payments required under the Wentworth S.S.C. Documents in effect and to discharge the Assumed Obligations as they become due or are declared due. JGW II LLC acknowledges that the Company has assigned to JGW II LLC all of the rights of the Company under the Credit Agreement, including, without limitation, the right to obtain Advances, all on the terms and subject to the conditions set forth in the Credit Agreement. From and after the date hereof, JGW II LLC agrees to perform and discharge all of the Assumed Obligations, including, without limitation, performance and observance of all of the covenants and conditions of the Wentworth S.S.C. Documents to be performed or observed by the Company thereunder or in connection therewith, and to be bound in all respects by the terms of the Wentworth S.S.C. Documents as they relate to the Company as if JGW II LLC were an original signatory thereto. From and after the Effective Date (as defined below) hereof (i) all references in any of the Wentworth S.S.C. Documents to the Company as the "Borrower" as defined in the Credit Agreement (or any equivalent term in any other Wentworth S.S.C. Document) shall be deemed to be a reference to JGW II LLC as the Borrower, (ii) all references to the "Security Agreement" in the Wentworth S.S.C. Documents shall mean and be a reference to the "Security Agreement" executed by JGW II LLC in connection with this amendment (as such agreement may be amended, restated and/or otherwise modified from time to time) and (iii) the Company shall cease to be a party to the Credit Agreement and the Notes and shall have no continuing obligations thereunder or under any of the other Wentworth S.S.C. Documents except as otherwise expressly provided herein.

     1.3 Consent. Each of the Agent, Servicing Agent and Lenders hereby consent to the assignment of rights from the Company to JGW II LLC and the assumption by JGW II LLC of the obligations and liabilities of the Company and agree that from and after the effectiveness of this Assumption Agreement and Amendment, (i) JGW II LLC shall have all of the rights, benefits and obligations of the Company under the Credit Agreement and the other Wentworth S.S.C. Documents and (ii) the Company shall be relieved of any further obligations under the Credit Agreement, the Notes, the Security Agreement, and the other Wentworth S.S.C. Documents, subject to the terms and conditions set forth herein and therein, provided, however, that (x) the Company shall (except as otherwise provided herein) remain obligated under the Servicing Agreement with respect to all of the Settlements and Related Security in existence as of or prior to the effective date of this Assumption Agreement and Amendment; (y) nothing in this Agreement shall be deemed to constitute a release by the Agent, the Servicing Agent or any Lender of any Lien on any Settlements, Related Security or other Collateral in existence as of the date hereof and transferred (or purported to be transferred) to JGW II LLC under the Seller Purchase Agreement (it being understood that all Collateral sold to JGW II LLC under such agreement is being sold subject to the Lien of the Agent except as provided in the Intercreditor Agreement) and (z) the Company shall remain liable for damages caused by any breach of any representation, warranty or covenant made by it contained in any of the Wentworth S.S.C. Documents insofar as such representation, warranty or covenant relates to matters in existence as of or prior to, or actions taken by it prior to, the effective date of this Assumption Agreement and Amendment. Except as otherwise provided in clause (y) of the immediately preceding sentence with respect to that portion of the Collateral transferred or purported to be transferred to JGW II LLC, the Agent, the Servicing Agent and the Lenders hereby agree that as of the Effective Date, any Liens heretofore created under the Security Agreement or any other Wentworth S.S.C. Documents on any other Collateral which remains property of the Company shall be released and of no further force and effect.

     1.4. JGW II LLC Representations and Warranties. To induce the Lenders, the Servicing Agent and Agent to consent to JGW II LLC's assumption of the Assumed Obligations and to hereafter make and extend Advances and other financial accommodations to or for the account of JGW II LLC under the Credit Agreement, JGW II LLC hereby represents and warrants to the Lenders, the Servicing Agent and the Agent that, as of the date hereof:

          (a) JGW II LLC (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Assumption Agreement and Amendment.

          (b) JGW II LLC has the requisite power and authority to execute, deliver and perform its obligations under this Assumption Agreement and Amendment, and thereby to perform its obligations under the Wentworth S.S.C. Documents, and all other agreements, instruments and documents executed and delivered or to be executed and delivered by it pursuant hereto or in connection herewith.

          (c) JGW II LLC has taken all necessary company action to authorize the execution and delivery of, and the performance of its obligations under, this Assumption Agreement and Amendment and all other agreements, instruments and documents executed and delivered by JGW II LLC pursuant hereto or in connection herewith.

          (d) This Assumption Agreement and Amendment and all other agreements, instruments or documents executed and delivered by JGW II LLC pursuant hereto or in connection herewith have been duly executed and delivered and, together with all S.S.C. Wentworth Documents assumed hereby, constitute the legal, valid and binding obligations of JGW II LLC enforceable against JGW II LLC in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (e) The execution, delivery and performance by JGW II LLC of this Assumption Agreement and Amendment and all other agreements, instruments or documents executed and delivered by JGW II LLC pursuant hereto or in connection herewith and the performance by JGW II LLC of the S.S.C. Wentworth Documents do not and will not (i) cause a violation by JGW II LLC of any requirement of law or contractual obligation binding upon JGW II LLC, the consequences of which violation, singly or in the aggregate, would be likely to have an adverse effect on the ability of JGW II LLC to perform its obligations under this Assumption Agreement and Amendment, the Wentworth S.S.C. Documents or any other agreements, instruments or documents executed and delivered by JGW II LLC pursuant to or in connection therewith or would be likely to have a Material Adverse Effect, or would be likely to subject the Agent, the Servicing Agent or any Lender to any liability (whether criminal or civil), (ii) constitute a tortious interference with any such contractual obligation or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any such requirement of law or contractual obligation, the consequences of which tortious interference, default or violation, singly or in the aggregate, would be likely to have a Material Adverse Effect or would be likely to subject the Agent, the Servicing Agent or any Lender to any liability (whether criminal or civil), or require the termination of any such contractual obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of JGW II LLC (other than the Lien granted pursuant to the Security Agreement in favor of the Agent, for the ratable benefit of itself, the Servicing Agent and the Lenders), and the Lien granted in the Intercreditor Agreement or (iv) require any approval of any Person holding directly or indirectly an ownership interest in JGW II LLC or consent of any Person under any contractual obligation of JGW II LLC, except such as have been duly obtained or will be duly obtained in accordance with applicable law.

          (f) The execution, delivery, and performance by JGW II LLC of this Assumption Agreement and Amendment and any other documents, instruments or agreements executed and delivered by JGW II LLC pursuant hereto or in connection herewith do not require any registration with, consent or approval of, or notice to, or other action by any governmental authority, except filings, consents or notices which have been made, obtained or given (unless the failure to obtain any such filing, consent or notice will not have a Material Adverse Effect).

          (g) The correct limited liability company name, the principal place of business and the chief executive office of JGW II LLC and the places where JGW II LLC's books and records are kept are as follows:

              J.G. Wentworth Receivables II LLC
              300 Delaware Avenue
              Wilmington, DE 19801

     2. Amendments to the Credit Agreement. Effective as of September 30, 1997, and immediately subsequent to the effectiveness of Section 2 hereof, and subject to the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

     2.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

          (i) to delete the period (".") at the conclusion of the definition of "Approved Asset Securitization Transaction", to substitute therefor a semi-colon (";") and to insert immediately thereafter the following:
     "provided, however, that, from and after the date on which the Company has fulfilled its obligations under Section G(l) of that certain letter agreement dated May 23, 1997 among J.G. Wentworth & Co., Inc., the Company and ING Baring (U.S.) Securities, Inc.), the term "Approved Asset Securitization Transaction" shall also include any Asset Securitization Transaction the consummation of which (after giving effect to the application of proceeds thereof) would not cause an Event of Default or Potential Default."

          (ii) to insert immediately after the word "owing" in the definition of "Asset Securitization Transaction" the phrase "(or to be owing as a result of such financing arrangement)."

          (iii) to insert immediately after the phrase "which neither the Borrower" now appearing in clause (xiii) of the definition of "Eligible Settlement", the following: ", the Company";

          (iv) to delete the phrase "the Borrower" now occurring in the definition of "General Partner" and to substitute the following therefor:
     "the Company";

          (v) to insert immediately after the phrase "the Borrower" now appearing in clause (b) of the definition of "Material Adverse Change", the following: "and/or the Company";

          (vi) to delete clause (b) now appearing in the definition of "Permitted Indebtedness" and to substitute therefor the following clauses
     (b) and (c): "(b) Other Indebtedness incurred in the ordinary course of the Borrower's business but not to exceed $1,000,000 at any time outstanding and otherwise permitted to be incurred pursuant to Section 5.2; and (c) Indebtedness incurred in connection with any Approved Asset Securitization Transaction."

          (vii) to delete the definition of "Permitted Liens" in its entirety and to substitute the following therefor: "Permitted Liens" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable, (ii) Liens in favor of the Agent and/or (iii) Liens in favor of the Issuer in connection with the sale or transfer of Settlements and Related Property to evidence the sale of Settlements to the Issuer in connection with an Approved Asset Securitization Transaction."

          (viii) to delete the phrase "Borrower" each time it now appears in the definition of "Purchase Agreement" and to substitute therefor the phrase "Company";

          (ix) to delete the phrase "Borrower" now appearing in the definition of "Purchase Price" and "Purchase Yield" and to substitute therefor the phrase "Company";

          (x) to insert immediately after the phrase "for the Borrower" now appearing in the definition of "Servicer", the following: "and/or any Affiliate of the Borrower";

          (xi) to delete the definition of "Settlement Package" in its entirety and to substitute the following therefor: "Settlement Package" shall mean, as it relates to any Purchased Settlement, fully executed copies of all documentation related to the purchase of any and all Settlements by the Company, and shall include, without limitation, (i) the original Purchase Agreement related to a Settlement and all documents required to be delivered to the Company pursuant thereto, (ii) the original Settlement,
     (iii) the original Notice of Direction of Payment, (iv) any notifications or acknowledgments received by the Company and/or the Borrower related to a Purchased Settlement, including acknowledgments of releases and payment obligations, and (v) a Seller Daily Report (as defined in the Seller Purchase Agreement)";

          (xii) to add the following definitions alphabetically therein:

               "Affiliated Entity" shall mean any of J.G. Wentworth & Company, Inc., a Pennsylvania corporation, any of its direct or indirect Subsidiaries and/or Affiliates of any of the foregoing.

               "Company" shall mean J.G. Wentworth S.S.C. Limited Partnership, a Delaware limited partnership.

               "Delaware Act" shall mean the Delaware Limited Liability Company Act (6 Del. C. (section) 18-101, et seq.), as the same may be amended or supplemented from time to time, and any successor statute.

               "Intercreditor Agreement" shall mean that Amended and Restated Collateral Trust and Intercreditor Agreement dated as of September 30, 1997 by and among ING Capital, (as Lender and as Agent), PNC (as Servicing Agent, as a Lender, as Collateral Trustee and in certain other capacities), the Company, the Borrower, the Issuer, J.G. Wentworth Receivables I LLC, and the other institutions from time to time parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "Issuer" shall mean J.G. Wentworth Receivables III LLC, a Delaware limited liability company.

               "Issuer Purchase Agreement" shall mean that certain Purchase and Contribution Agreement, dated as of September 30, 1997, between the Borrower as seller and the Issuer as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time

               "Seller Purchase Agreement" shall mean that certain Purchase and Contribution Agreement, dated as of September 30, 1997, between the Company as seller and the Borrower as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     2.2 Section 2.2(b) of the Credit Agreement is hereby amended to delete the last sentence thereof in its entirety and to substitute therefor the following:
"The proceeds of Settlement Differential Advances may only be used by the Borrower to pay (i) Obligations of the Borrower, (ii) Servicing Fees and (iii) due and payable Overhead Expenses or distributions and/or reimbursements to the Company to enable the Company to pay due and payable Overhead Expenses and certain other expenses in an aggregate amount not to exceed during any month (when aggregated with all other such amounts previously paid by the Borrower during such month) 125% of the Approved Working Capital Budget for such month."

     2.3. Section 2.5 of the Credit Agreement is hereby amended (i) to insert immediately after each occurrence of the phrase "the Borrower" now appearing therein, the following: "and/or the Company"; (ii) to delete the phrase "Borrower's pro rata share" and to substitute therefor the phrase "Borrower's and/or the Company's pro rata share"; and (iii) to delete the phrase "the Borrower's general partner" now appearing in the fifth sentence thereof and to substitute therefor the following: "the General Partner".

     2.4. Section 2.9 of the Credit Agreement is hereby amended to delete the phrase "the Agreement of Limited Partnership" now appearing in each of clause
(c)(i)(K) and clause (c)(ii)(I) thereof, and to substitute the following therefor: "the constituent documents of the Borrower".

     2.5 Section 2.14(d) of the Credit Agreement is hereby amended to reflect that, as of June 13, 1997, the Agent re-assigned to the Company all right, title and interest of the Company in and to the Lock-Boxes and the Lock-Box Accounts for purposes of the Company consummating the assignments contemplated by the Intercreditor Agreement, the terms and provisions of which Intercreditor Agreement, as in effect from and after June 13, 1997, have superseded the provisions of such Section 2.14(d) and any other provisions of the Credit Agreement, the Lock-Box Agreement and the Security Agreement relating to such Lock-Boxes and/or Lock-Box Accounts.

     2.6. Section 3.2 of the Credit Agreement is hereby amended (i) to insert immediately after the occurrence of the phrase "the Borrower" now appearing in clause (b)(ii) thereof, the following: "and/or the Company"; (ii) to insert immediately after the first occurrence of the phrase "the Borrower" now appearing in clause (b)(iv) thereof, the following: "and/or the Company"; and
(iii) to insert immediately after the second occurrence of the phrase "the Borrower" now appearing in clause (b)(iv) thereof, the following: "and the Company".

     2.7. Section 4.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(a) The Borrower is a limited liability company duly formed and validly existing under the laws of the State of Delaware, is qualified to do business and is in good standing in all other states in which such qualification and good standing are necessary in order for the Borrower to conduct its business and own its property as conducted and owned in such states, except in such states where failure to qualify to do business would not have a materially adverse effect on the business operations or financial condition of the Borrower, has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and the other Advance Documents, has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber the Collateral, and to conduct its business as now and proposed to be conducted, and has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent they are material to such ownership, operation and conduct."

     2.8. Section 4.1 of the Credit Agreement is hereby further amended to insert the following at the end thereof:

          "(t) Tradenames. The Borrower has no tradenames, fictitious names, assumed names or "doing business as" names and since its incorporation, the Borrower (i) has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure or (ii) had any other name.

          (u) Subsidiaries; Business Activities. The Borrower has no Subsidiaries other than the Issuer and does not otherwise own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any other Person and has conducted no other business except for the execution and delivery of the Seller Purchase Agreement, this Agreement, the Issuer Purchase Agreement, the acquisition and sales of Settlements and related property therein contemplated, and such other activities as are incidental to the foregoing.

          (v) Valid Transfer. The Seller Purchase Agreement creates a valid sale, transfer and/or assignment to the Borrower of all right, title and interest of the Company in and to all Settlements and related property conveyed to the Borrower thereunder.

          (w) Company Receivables. The Borrower has given reasonably equivalent value to the Company (which may include additional equity interests in the Borrower) in consideration for the transfer to the Borrower by the Company of the Settlements pursuant to the Seller Purchase Agreement, and no such transfer has been made for or on account of an antecedent debt owed by the Company to the Borrower."

     2.9. Section 4.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(b) The Company is a limited partnership and the General Partner is a corporation and each of the Company and the General Partner is duly formed and validly existing under the laws of the State of Delaware, is qualified to do business and is in good standing in all other states in which such qualification and good standing are necessary in order for the Company and/or the General Partner to conduct its business and own its property as conducted and owned in such states, except in such states where failure to qualify to do business would not have a materially adverse effect on the business operations or financial condition of the Borrower, the Company and/or the General Partner, and each of the Company and the General Partner has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under the Seller Purchase Agreement and to execute and deliver this Agreement and the other Advance Documents on behalf of the Borrower."

     2.10 Section 4.1(c) of the Credit Agreement is hereby amended (i) to delete the phrase "and the General Partner" now appearing in the first line thereof and
(ii) to delete the phrase "the Borrower's partnership agreement" now appearing in clause (i) thereof and to substitute the following therefor: "the Borrower's limited liability company agreement".

     2.11. Section 4.1(m) of the Credit Agreement is hereby amended to delete the text thereof in its entirety.

     2.12. Section 4.1(o) of the Credit Agreement is hereby amended to delete the phrase "Except as described in Schedule II hereto," and to substitute the following therefor: "Except for the Seller Purchase Agreement, the Issuer Purchase Agreement, or any similar agreement entered into in connection with an Approved Asset Securitization Transaction,"

     2.13. Section 4.2(g)(ii) of the Credit Agreement is hereby amended to delete the phrase "the Borrower" now appearing therein and to substitute the following therefor: "the Company".

     2.14. Section 4.2(m) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(m) Any one or more payments by the Company to the Seller or the Seller's designated payee(s) of all or a part of the Purchase Price agreed upon by the Seller and Company in the Purchase Agreement have been, or will be, duly authorized by an Authorized Officer of the Company;"

     2.15. Section 5.1(g) of the Credit Agreement is hereby amended to delete the phrase "its limited partnership existence" now appearing therein and to substitute therefor the following: "its limited liability company existence".

     2.16. Section 5.1(p) of the Credit Agreement is hereby amended to delete from the first sentence thereof the phrase "at its own expense" and to substitute therefor "at its or the Company's own expense".

     2.17. Section 5.1 of the Credit Agreement is hereby amended to insert the following at the end thereof:

          "(r) Maintenance of Separate Member. The Borrower will (i) maintain at least two independent members, each of whom is not otherwise (and has not at any time during the last five years otherwise been) an officer, director, employee, shareholder, partner, holder of any limited liability company interest, creditor, trustee, liquidator, member, manager, conservator or receiver of or for the Company or any other Affiliated Entity (unless so acting in a similar independent role), or any relative of any of the foregoing, and is otherwise acceptable to the Agent and (ii) ensure that such independent members receive reasonable and customary fees and/or other compensation in an amount not exceeding $7,500 per calendar year per member.

          (s) Seller Purchase Agreement. The Borrower will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Seller Purchase Agreement, maintain the Seller Purchase Agreement in full force and effect, enforce the Seller Purchase Agreement in accordance with its respective terms, and, at the request of the Agent, make to the Company such reasonable demands and requests for information and reports or for action as the Agent may request to the extent that the Borrower is entitled to do the same thereunder.

          (t) Acquisition of Settlements from the Company. With respect to each Settlement acquired by the Borrower from the Company, the Borrower shall
     (i) acquire such Settlement pursuant to and in accordance with the terms of the Seller Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower's ownership of such Settlement, including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) against the Company in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices (other than to the Seller, the Qualified Assignee or the Designated Annuity Funding Company related to such Settlement) as may be necessary or appropriate and (iii) take all additional action that the Agent or the Required Lenders may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement.

          (u) Confidentiality of Settlement Agreements. The Borrower, and its officers, directors and employees shall keep, and shall cause to be kept, strictly confidential all terms of all Settlement Agreements, including, without limitation, the name of the Settlement Counterparties related thereto and the nature of the injury to the Seller, and shall not copy or disclose such terms in any manner whatsoever, in whole or in part, except
     (i) to the Servicer in accordance with the Servicing Agreement, (ii) as required pursuant to the terms of any Approved Asset Securitization Transaction, and (iii) as required by law; provided that the Borrower may in any event disclose in its sole discretion the terms of any Settlement Agreement so long as (i) all references therein to the Settlement Counterparties related thereto and the nature of the Seller's injury shall be stricken from such disclosure, and (ii) such recipient shall agree to the terms of confidentiality contained in this Section 5.1(u).

          (v) Maintenance of Separate Existence. The Borrower shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of J.G. Wentworth & Company, Inc., the Company, the other Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard, and without limiting the foregoing in any manner, the Borrower shall:

               (1) maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than pursuant to the terms of the limited liability company agreement of the Borrower, not be controlled in making such decisions by any other Affiliated Entity or any other Person;

               (2) maintain at least two members neither of which otherwise is (or at any time during the last five years has been) a direct, indirect or beneficial officer, general partner, member, director, employee, affiliate, associate, customer or supplier of any of the Affiliated Entities (unless acting as such in an independent capacity), nor a direct, indirect or beneficial owner of the outstanding equity interest (including, limited partnership interests or limited liability company interest) of any of the Affiliated Entities (any such Person also being a "Affiliated Entity"), nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing;

               (3) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, another Affiliated Entity);

               (4) maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

               (5) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;

               (6) conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm's-length basis;

               (7) not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any other Affiliated Entity or any other Person;

               (8) except as expressly otherwise permitted hereunder or under any of the other Advance Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;

               (9) maintain separate deposit and other bank accounts to which no other Affiliated Entity (other than as a master servicer in connection with an Approved Asset Securitization Transaction) has any access;

               (10) maintain financial records which are separate from those of the other Affiliated Entities;

               (11) compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or Affiliated Entities, in each case, from the Borrower's own funds;

               (12) have agreed with each of the other relevant Affiliated Entities to allocate among themselves shared overhead and corporate operating services and expenses which are not reflected in documentation in connection with an Approved Asset Securitization Transaction (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

               (13) pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower's allocable share thereof) paid by any of the Affiliated Entities, provided, that J.G. Wentworth & Company, Inc. and/or the Company shall be permitted to pay the initial organizational expenses of the Borrower;

               (14) maintain adequate capitalization in light of its business and purpose;

               (15) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

               (16) not make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate corporate formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that it is not violative of any applicable law and that no Event of Default or Potential Default then exists or would result therefrom;

               (17) maintain at least one employee (which employee may be shared with an Affiliate pursuant to a written agreement allocating the compensation and other remuneration and benefits for such employee as among such parties) in charge of day-to-day operations of the Borrower;

               (18) otherwise practice and adhere to corporate formalities such as complying with its constitutive documents and member and manager resolutions, the holding of regularly scheduled meetings of members and managers, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and managers; and

               (19) not fail to maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in those certain opinions of counsel of the Borrower delivered in connection with any Approved Asset Securitization Transaction concluding that sales of Settlements by the Company to the Borrower made pursuant to the Seller Purchase Agreement would constitute true sales and that the Borrower would not be substantively consolidated with the Company or J.G. Wentworth & Company, Inc. following the occurrence of an Insolvency Event with respect to either such Person

     2.18 Section 5.2(a) of the Credit Agreement is hereby amended (i) to delete from clause (9) thereof the phrase "Delaware ULPA" and to substitute therefor the phrase "Delaware Act"; (ii) to delete the period (".") at the conclusion of such clause (9) and to substitute therefor a semi-colon followed by the word and ("; and") and to insert immediately thereafter the following:

          "(10) to engage in such activities as a member or managing member of any Issuing Vehicle as are necessary or appropriate in connection with the activities of such Issuing Vehicle pursuant to the terms of any Approved Asset Securitization Transaction or otherwise.

          Notwithstanding the foregoing, the Borrower shall not, without the prior written consent of the Required Lenders, (i) purchase or otherwise acquire any Payment Contracts from any Payment Contracts Seller except for acquisitions from the Company pursuant to the Seller Purchase Agreement,
     (ii) convey or otherwise dispose of any Payment Contracts or Related Security to any Payments Contracts Buyer other than to the Issuer under the Issuer Purchase Agreement or directly to any Issuing Vehicle in connection with an Approved Asset Securitization Transaction, and (iii) shall not establish any Issuing Vehicles or Subsidiaries except for the Issuer and such Issuing Vehicles to which the Issuer may assign or otherwise convey its rights under, or a security interest in, the Payment Contracts and Related Security so acquired from the Borrower."

     2.19 Section 5.2(d) of the Credit Agreement is hereby amended to insert at the conclusion thereof of the following: "except for loans or advances made to the Issuer expressly contemplated under the terms of the Issuer Purchase Agreement."

     2.20 Section 5.2(e) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

     "Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Borrower or any rights or options to acquire any such interest; provided, however that (i) so long as the Borrower is not an organization taxable as a corporation, for each fiscal year of the Borrower, the Borrower may make distributions to the Company in an aggregate amount equal to the federal, state, and local income tax liability of the Company's Partners with respect to income of the Borrower or of the Company attributable to such Partners; (ii) the Borrower may make distributions to the Company to enable the Company to pay Overhead Expenses and certain other expenses to the extent permitted by Section 5.2(n); and (iii) so long as no Event of Default or Potential Default has occurred and is continuing, the Borrower may make other distributions to the Company so long as, immediately after giving effect thereto, the Borrower's Tangible Net Worth would not be reduced below $4,000,000."

     2.21 Section 5.2(f) of the Credit Agreement is hereby amended to delete the period at the end thereof and to substitute the following therefor: ", except for sales of Settlements and Related Security and similar property pursuant to the Issuer Purchase Agreement, the Seller Purchase Agreement, or any similar agreement entered into in connection with any Approved Asset Securitization Transaction."

     2.22 Section 5.2(k) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(k) Change in Organizational Documents. Amend, modify or otherwise change any of the terms or provisions in its organizational documents as in effect on the date hereof in any manner which could reasonably be expected to be detrimental to the interests of the Agent, the Servicing Agent and/or any of the Lenders."

     2.23 Section 5.2(n) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(n) Limitation of Overhead Expenses. Incur in any month Overhead Expenses, or reimburse the Company in such month (whether directly or indirectly) for Overhead Expenses, to the extent such Overhead Expenses exceed 125% of the Approved Working Capital Budget for such month."

     2.24 Section 5.2 of the Credit Agreement is hereby further amended to insert the following at the end thereof:

          "(o) Transactions with Affiliates. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Seller Purchase Agreement and the Issuer Purchase Agreement or any or any similar agreement entered into in connection with any Approved Asset Securitization Transaction and (ii) any other transactions (including, without limitation, the lease of office space or computer equipment or software by the Borrower from an Affiliate and the sharing of employees and employee resources and benefits) (A) in the ordinary course of business or as otherwise permitted hereunder, (B) pursuant to the reasonable requirements and purposes of the Borrower's business, (C) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction, and (D) not inconsistent with the factual assumptions set forth in the opinion letters referred to in clause (19) of Section 5.1(v)."

     2.25 Section 6.1(b) of the Credit Agreement is hereby amended to insert immediately after each occurrence of the phrase "the Borrower" now appearing therein, the following: ", the Company".

     2.26 Section 6.1(g) of the Credit Agreement is hereby amended to delete therefrom the phrase "or the General Partner."

     2.27 Section 6.1(i) of the Credit Agreement is hereby amended to delete therefrom the phrase "or the General Partner."

     2.28 Section 6.1(k) of the Credit Agreement is hereby amended to insert the following at the conclusion thereof: "Notwithstanding the foregoing, it shall not constitute an Event of Default under this Section 6.1(k) if the events described in clauses (i) or (ii) above have occurred in connection with or otherwise following an initial public offering of the stock of either J.G. Wentworth & Co., Inc. or an Affiliate thereof created to facilitate such public offering).

     2.29 Section 6.1(l) of the Credit Agreement is hereby amended to delete the phrase "the Borrower" now appearing therein and to substitute therefor the following: "the Company".

     2.30 Section 6.1(p) of the Credit Agreement is hereby amended to delete the phrase "the Borrower" each time it now appears therein and to substitute therefor the following: "the Company:".

     2.31 Section 6.1 of the Credit Agreement is hereby amended to delete the period (".") at the conclusion of clause (r) thereof, to substitute therefor a semi-colon (";") and to insert immediately thereafter the following:

          "(s) Any representation or warranty made or deemed to be made by the Company (or any of its officers or managers) under or in connection with the Seller Purchase Agreement or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made;

          (t) The Company shall fail to perform or observe any other material term, covenant or agreement contained in the Seller Purchase Agreement or any other agreement or document executed in connection therewith on its part to be performed or observed and any such failure shall remain unremedied for twenty (20) days after written notice thereof shall have been given by the Agent to the Borrower and the Company;

          (u) The Company shall permit any amendment or modification to the Agreement of Limited Partnership which could reasonably be expected to be detrimental to the interests of the Agent, the Servicing Agent and/or any of the Lenders; or

          (v) The Borrower shall cease to be an Affiliate of the Company, or the Company shall cease to own at least 95% of the limited liability company interest in the Borrower."

     2.32 Section 7.8 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          SECTION 7.8 Effect on Owners of Interests in the Borrower, Limited Partners of the Company and Shareholders of the General Partner. This Agreement and the Revolving Loan Notes do not represent a debt, liability, or obligation of any owner of a limited liability company interest in the Borrower, any limited partner of the Company or any shareholder of the General Partner, and none of such owners, partners, shareholders of the General Partner or any other Persons shall have any liability for the Borrower's debts, liabilities or other Obligations under this Agreement, the Revolving Loan Notes and the Servicing Agent Notes.

     2.33 Article 7 of the Credit Agreement is hereby amended to add the following at the end thereof:

          SECTION 7.13. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the Agent, the Servicing Agent and the Lenders hereby agrees that it shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Borrower, acquiesce, petition or otherwise invoke or cause the Borrower, the Company or the General Partner to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Borrower or the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or the Company or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Borrower or the Company.

          SECTION 7.14. Limitations on Liability. None of the members, managers, partners, officers, employees, agents, shareholders, directors or holders of limited liability company interests of or in (x) the Borrower or (y) the general or limited partners of the Company, past, present or future, shall be under any liability to the Agent, the Servicing Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the limited liability company obligation of the Borrower. The Borrower and any member, manager, partner, officer, employee, agent, shareholder, director, or holder of a limited liability company interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower or any Affiliate thereof) respecting any matters arising hereunder.

          SECTION 7.15. Intercreditor Agreement. Each of the parties hereto agrees that, as amongst themselves, to the extent the terms and provisions of this Assumption Agreement and Amendment or any of the Wentworth S.S.C. Documents are inconsistent with the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

     3. Conditions of Effectiveness of this Assumption Agreement and Amendment. This Assumption Agreement and Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date"), if, and only if the Agent shall have received each of the following:

          (a) Duly executed originals of this Assumption Agreement and Amendment from each of the Company, JGW II LLC, the Servicing Agent and the Lenders.

          (b) Duly executed originals of the Seller Purchase Agreement from each of the Company and JGW II LLC.

          (c) Certificate of the Secretary of the General Partner on behalf of the Company as the Managing Member of JGW II LLC, certifying (i) resolutions adopted by the Board of Directors authorizing, among other things, the execution and delivery by the Company and JGW II LLC of this Assumption Agreement and Amendment and the Seller Purchase Agreement and any other documents and instruments required to be executed by either of them pursuant to the terms hereof or thereof, (ii) names and signatures of officers of the General Partner authorized to execute the documents and instruments referred to in clause (i) above, (iii) the accuracy and currency of the By-Laws of the General Partner, (iv) the accuracy and currency of the Agreement of Limited Partnership of the Company, and (v) the accuracy and currency of JGW II LLC's Limited Liability Company agreement.

          (d) Certificate of Formation of JGW II LLC, Certificate of Limited Partnership of the Company and Certificate of Incorporation of the General Partner, each certified by the Secretary of State of Delaware.

          (e) Good Standing or Subsistence Certificate for each of JGW II LLC, the Company and the General Partner from the Secretaries of State of Delaware and Pennsylvania.

          (f) Officer's Certificate executed on behalf of the General Partner on behalf of the Company as managing member of JGW II LLC by the chairman, the president or the chief financial officer of the General Partner that (i) the representations and warranties of JGW II LLC contained in this Agreement or the Credit Agreement or otherwise made or deemed to be made as of the Effective Date and (ii) no event shall have occurred and be continuing on the Effective Date which would constitute a Default or an Event of Default under this Agreement.

          (g) Favorable opinions of Wolf, Block, Schorr and Solis-Cohen, counsel for the Company and JGW II LLC, in form and substance satisfactory to the Agent.

          (h) Executed financing statements required to be filed by the Company in favor of JGW II LLC pursuant to the Seller Purchase Agreement and to be filed by JGW II LLC pursuant to the Security Agreement, in each case with the Secretary of the Commonwealth of Pennsylvania, the Prothonotaries of Philadelphia, Montgomery and Delaware Counties, Pennsylvania and the Secretaries of State of New Jersey and Delaware.

          (i) Certified copies of UCC and tax lien and judgment search reports with respect to JGW II LLC, the Company and the General Partner from such jurisdictions as are deemed necessary or desirable by the Agent, in each case, dated a date reasonably prior to the Effective Date.

          (j) Evidence satisfactory to it that the Company has contributed to the capital of JGW II LLC the Company's member interest in JGW Receivables I LLC.

          (k) Such other documents, instruments and agreements as the Agent may reasonably request.

     4. Representations and Warranties of JGW II LLC.

     4.1. Upon the effectiveness of this Assumption Agreement and Amendment, JGW II LLC hereby reaffirms in all material respects all covenants, representations and warranties heretofore made by the Company in the Credit Agreement to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date and agrees that all such cove nants, representations and warranties shall be deemed to have been re-made as of the effective date of this Assumption Agreement and Amendment and that, as of the Effective Date and after giving effect hereto, no Event of Default or Potential Default has occurred and is continuing.

     4.2. JGW II LLC hereby represents and warrants that this Assumption Agreement and Amendment and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of JGW II LLC and are enforceable against JGW II LLC in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     5. Reference to and Effect on the Agreement.

     5.1. Upon the effectiveness of this Assumption Agreement and Amendment pursuant to Section 3 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

     5.2. Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     5.3. The execution, delivery and effectiveness of this Assumption Agreement and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent or the Servicing Agent nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5.4 Without limiting the immediately preceding Section, the parties hereto acknowledge and agree that, by their execution hereof, neither the Agent nor any Lender is waiving any rights such party may have in the future to seek to exclude any Settlements from the Borrowing Base or otherwise enforce any rights in respect of any Settlements due to any failure of the Borrower to satisfy certain of the representations, warranties and covenants contained in the Credit Agreement and the other Wentworth S.S.C. Documents with respect to any Settlements.

     6. Section Headings. The Section headings contained in this Assumption Agreement and Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assumption Agreement and Amendment.

     7. Counterparts. This Assumption Agreement and Amendment may be executed by one or more of the parties to this Assumption Agreement and Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8. Entire Agreement. This Assumption Agreement and Amendment, taken together with the Credit Agreement and all of the other Advance Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     9. Governing Law. This Assumption Agreement and Amendment shall be governed by and construed in accordance with the internal laws (as distinguished from the choice of law provisions) of the State of New York.

     10. Fees and Expenses. JGW II LLC hereby confirms its agreement to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Assumption Agreement and Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent, the Servicing Agent and the Lenders with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                               J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP

                               By: J.G. Wentworth Structured Settlement Funding
                                   Corporation, its sole general partner

                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                               J.G. WENTWORTH RECEIVABLES II LLC

                               By: J.G. Wentworth S.S.C. Limited Partnership,
                                   its member
                               By: J.G. Wentworth Structured Settlement Funding
                                   Corporation, its sole general partner

                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                               ING (U.S.) CAPITAL CORPORATION, as
                                    Agent and as a Lender

                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                               PNC BANK, NATIONAL ASSOCIATION, as
                               Servicing Agent and as a Lender

                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                 AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT NO. 1 ("Amendment No. 1") is entered into as of May 26, 1997 by and among J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), ING (U.S.) CAPITAL CORPORATION ("ING Capital"), and PNC BANK, NATIONAL ASSOCIATION ("PNC Bank", and, together with ING Capital, the "Lenders"), ING Capital, in its capacity as the contractual representative for itself and the Lenders (the "Agent") and PNC Bank, as servicing agent (the "Servicing Agent"). Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, the Borrower, the Lenders, the Agent and the Servicing Agent are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of February 11, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders, the Servicing Agent and the Agent temporarily increase the aggregate amount of the Commitments to $115,000,000 and amend the Credit Agreement in certain respects; and

     WHEREAS, the Lenders, the Agent and the Servicing Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Servicing Agent and the Agent hereby agree as follows.

     1. Amendments to the Credit Agreement. Effective as of May 26, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

     1.1. Section 1.1 of the Credit Agreement is hereby amended to add the following definition alphabetically thereto:

     "Reduction Date" shall mean the earlier of (x) August 22, 1997 and (y) the sale of the Series 1997-1 Structured Settlement Pass-Through Trust Certificates issued pursuant to that certain Pooling and Servicing Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement") to be entered into by and among J.G. Wentworth Receivables I LLC, as seller (the "Company"), J.G. Wentworth & Company, Inc., as the initial master servicer (the "Master Servicer"), and PNC Bank, National Association, as trustee (the "Trustee"), and that certain Series 1997-1 Supplement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Supplement") to be entered into by and among the Company, the Master Servicer and the Trustee.

     1.2. Exhibit K of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Attachment A hereto.

     2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date"), if, and only if the Agent shall have received each of the following (in each case, in form and substance, and in such quantities, satisfactory to it):

          (a) duly executed originals of this Amendment from the Borrower, the Lenders, the Agent and the Servicing Agent;

          (b) duly executed original Amended and Restated Revolving Loan Note payable to the order of ING Capital, as a Lender;

          (c) a Certificate of the Secretary of the General Partner certifying the resolutions adopted by the Board of Directors of the General Partner approving and authorizing the execution and delivery of the Amendment; and

          (d) such other documents, instruments and agreements as the Agent may reasonably request.

Notwithstanding anything herein to the contrary, in the event the conditions to effectiveness set forth in this Section 2 are not either satisfied or waived in writing by all of the Lenders on or prior to May 31, 1997 then this Amendment shall be of no force and effect.

     3. Representations and Warranties of the Borrower.

     3.1 Upon the effectiveness of this Amendment, the Borrower hereby reaffirms in all material respects all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment and that, as of the effective date of this Amendment and after giving effect hereto, no Event of Default or Potential Default has occurred and is continuing.

     3.2 The Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

     4. Reference to the Effect on the Agreement.

     4.1 Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

     4.2 Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent or the Servicing Agent nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7. Entire Agreement. This Amendment, taken together with the Credit Agreement and all of the other Advance Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as distinguished from the choice of law provisions) of the State of New York.

     9. Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent, the Servicing Agent and the Lenders with respect thereto.

     IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.


                                    J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP,
                                      a Delaware limited partnership


                                    By: J.G. Wentworth Structured Settlement
                                        Funding Corporation, as general partner


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    ING CAPITAL CORPORATION,
                                      as Agent and as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    PNC BANK, NATIONAL ASSOCIATION, as
                                      Servicing Agent and as a Lender


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                         ATTACHMENT A TO AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                                 [See Attached]

                                    EXHIBIT K

                                   Commitments



Lender                                 Amount of Commitment
------                                 --------------------

ING (U.S.) CAPITAL CORPORATION         $85,000,000; provided, that at all times
                                                    --------
                                       on and after the Reduction Date, the
                                       Commitment of ING (U.S.) Capital
                                       Corporation shall be $75,000,000

PNC BANK, NATIONAL ASSOCIATION         $30,000,000

TOTAL                                  $115,000,000, and from and after
                                       the Reduction Date, $105,000,000

                         ATTACHMENT B TO AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                                 [See Attached]

                              AMENDED AND RESTATED
                               REVOLVING LOAN NOTE


$85,000,000                                                  May 26, 1997
                                                             New York, New York


     FOR VALUE RECEIVED, J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ING (U.S.) CAPITAL CORPORATION (the "Lender"), at its office located at 135 East 57th Street, New York, New York 10022, or to such other location as the Lender shall specify to the Borrower from time to time, in immediately available funds in lawful money of the United States the principal amount of EIGHTY-FIVE MILLION DOLLARS ($85,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to Section 2.6 of the Amended and Restated Revolving Credit Agreement, dated as of February 11, 1997, by and among the Borrower, the financial institutions from time to time parties thereto as lenders (including, without limitation, the Lender), ING (U.S.) Capital Corporation, as agent (the "Agent"), and PNC Bank, National Association, as servicing agent (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Amended and Restated Revolving Credit Agreement"), on the Facility Termination Date. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Revolving Credit Agreement.

     The Borrower also agrees to pay interest in like money at such office on the unpaid principal of each such Advance from time to time from the date of each such Advance until payment in full thereof at the rate or rates and on the dates set forth in the Amended and Restated Revolving Credit Agreement. The Borrower further agrees to pay all fees, expenses, indemnities, and monetary Obligations set forth in the Amended and Restated Revolving Credit Agreement, including, without limitation, the Unused Commitment Fee, in accordance with the terms of such Agreement.

     This Amended and Restated Revolving Loan Note is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, the Amended and Restated Revolving Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Purchased Settlements covered thereby.

     This Amended and Restated Revolving Loan Note and the Amended and Restated Revolving Credit Agreement do not represent a debt, liability, or obligation of any limited partner of the Borrower or any shareholder of the Borrower's general partner and none of such shareholders of the General Partner or any other Persons shall have any liability for the Borrower's debts, liabilities or other Obligations under this Amended and Restated Revolving Credit Note, the Servicing Agent Note or the Amended and Restated Revolving Credit Agreement.

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Amended and Restated Revolving Credit Agreement.

     THIS AMENDED AND RESTATED REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

     This Amended and Restated Revolving Note (i) re-evidences, in part, the Borrower's indebtedness to the Lender under that certain Amended and Restated Revolving Loan Note dated as of February 11, 1997 made by the Borrower in favor of the Lender in the original principal amount of $75,000,000 (the "Original Note"), (ii) is given in substitution for, and not as payment of, the Original Note, and (iii) is in no way intended to constitute a novation of the Borrower's indebtedness which was evidenced by the Original Note.

     This Amended and Restated Revolving Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any person or entity without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

     IN WITNESS WHEREOF, this Amended and Restated Revolving Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.


                                          J.G. WENTWORTH S.S.C. LIMITED
                                            PARTNERSHIP

                                          By: J.G. WENTWORTH STRUCTURED
                                                SETTLEMENT FUNDING CORPORATION,
                                                as General Partner



                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                        3